UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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First Solar, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

April 20, 2010

Dear Stockholder:

You are cordially invited to attend our 2010 annual meeting of stockholders of First Solar, Inc. to be held on Tuesday, June 1, 2010, at 9:00 a.m., local time, at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2009 Annual Report to Stockholders (the “2009 Annual Report”) with this proxy statement. We encourage you to read our 2009 Annual Report. It includes our audited financial statements and information about our operations, markets and products.

We have elected to provide access to our proxy materials on the internet under the Securities and Exchange Commission’s “notice and access” rules. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, we have sent the Notice to each of our stockholders providing instructions on how to access our proxy materials and our 2009 Annual Report on the internet.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote on the internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

I look forward to greeting those of you who are able to attend the annual meeting in Phoenix.

Sincerely,

Robert J. Gillette
Chief Executive Officer

FIRST SOLAR, INC.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2010 annual meeting of stockholders of First Solar, Inc. will be held on Tuesday, June 1, 2010, at 9:00 a.m., local time. The annual meeting will take place at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040.

The purposes of the annual meeting are as follows:

1. to elect nine members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

2. to approve the adoption of the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan;

3. to approve the adoption of the First Solar, Inc. Associate Stock Purchase Plan;

4. to ratify the appointment of PricewaterhouseCoopers LLP as First Solar, Inc.’s independent registered public accounting firm for the fiscal year ending December 25, 2010; and

5. to transact such other business as may properly come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above or on any date or dates to which the annual meeting may be adjourned or postponed.

The close of business on April 15, 2010 is the record date for determining stockholders entitled to vote at the annual meeting. Only holders of common stock of First Solar, Inc. as of the record date are entitled to vote on some or all of the matters listed in this notice of annual meeting. A complete list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders during normal business hours at our corporate headquarters located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, during the ten days prior to the annual meeting as well as at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Mary Beth Gustafsson
Executive Vice President,
General Counsel and Secretary
April 20, 2010

Your vote is very important.

Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled Questions and Answers About the Annual Meeting beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

FIRST SOLAR, INC.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of First Solar, Inc., a Delaware corporation (“First Solar” or the “Company”), for use at the annual meeting of the Company’s stockholders to be held on Tuesday, June 1, 2010, at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040, commencing at 9:00 a.m., local time, and at any adjournment or postponement. The Notice of Internet Availability of Proxy Materials (the “Notice”) relating to the annual meeting is first being mailed to stockholders, and this proxy statement is first being made available to stockholders, on or about April 20, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders are being asked to consider and vote upon the following matters:

•	the election of nine members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

•	the approval of the adoption of the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan;

•	the approval of the adoption of the First Solar, Inc. Associate Stock Purchase Plan; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2010.

The stockholders will also transact any other business that may properly come before the annual meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “Commission”), we may furnish proxy materials, including this proxy statement and our 2009 Annual Report to Stockholders (the “2009 Annual Report”), to our stockholders by providing access to such documents on the internet instead of mailing printed copies. You will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the annual meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors, (2) “FOR” the approval of the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan, (3) “FOR” the approval of the First Solar, Inc. Associate Stock Purchase Plan, and (4) “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year.

Who is entitled to vote?

The record date for the annual meeting is April 15, 2010. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. Attendance at the meeting will be limited to such stockholders of record, their proxies, beneficial owners having evidence of ownership on that date and invited guests of the Company.

The Company’s sole outstanding capital stock is its common stock, par value $0.001 per share. Each holder of the Company’s common stock is entitled to one vote per share on each matter submitted at the annual meeting. At the close of business on the record date there were 85,291,195 shares of the Company’s common stock outstanding and eligible to vote at the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most First Solar stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by First Solar. As the stockholder of record, you have the right to grant your voting proxy directly to First Solar or to vote in person at the annual meeting. If you requested to receive printed proxy materials, First Solar has enclosed or sent a proxy card for your use. You may also vote on the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Can I change my vote after I submit my proxy?

Yes, you may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of voting stock outstanding on the record date, determined by voting power, will constitute a quorum. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the chairman of the annual meeting may adjourn the annual meeting until a quorum is present.

What is the voting requirement to approve each of the proposals?

In the election of directors, the affirmative vote of a plurality of the votes cast is required to elect the nine nominees as directors. This means that the nine nominees will be elected if they receive more affirmative votes than any other person. You may not accumulate your votes for the election of directors.

The proposals to approve the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan, to approve the First Solar, Inc. Associate Stock Purchase Plan, and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2010 requires the affirmative vote of a majority of the voting power of the Company’s common stock present at the meeting in person or by proxy and entitled to vote as of the record date.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions, on the other hand, have the same effect as votes against the matter.

Please note that this year the rules that govern how brokers vote your shares have changed. Brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you now will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the annual meeting.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Who pays for the costs of soliciting proxies?

The Company will pay the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and associates (which is our term for employees and is used throughout this proxy statement to mean employees) of the Company may solicit proxies personally, by telephone or by electronic communication, without additional compensation.

How do I obtain more information about the Company?

A copy of our 2009 Annual Report is available on the website http://www.envisionreports.com/fslr. Our Annual Report on Form 10-K for the fiscal year ended December 26, 2009 is available on our investor relations website at http://investor.firstsolar.com under “SEC Filings.” You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 26, 2009 by writing to Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281; Email: investor@firstsolar.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON JUNE 1, 2010

This Proxy Statement and our 2009 Annual Report are available at http://www.envisionreports.com/fslr.

A Note About the Company Website

Although we include references to our website (www.firstsolar.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement.

We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures will typically be included within the Investor Relations section of our website. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

CORPORATE GOVERNANCE

We adopted corporate governance guidelines that address the governance activities of the board of directors and include criteria for determining the independence of the members of our board. These guidelines are in addition to the requirements of the Commission and The NASDAQ Stock Market (“NASDAQ”). The guidelines also include requirements for the standing committees of the board, responsibilities for board members and the annual evaluation of the board’s and its committees’ effectiveness. The corporate governance guidelines are available on our website at www.firstsolar.com. At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

Independence

The board of directors has determined that the following directors and director nominee are “independent” as required by applicable laws and regulations, by the listing standards of NASDAQ and by our corporate governance guidelines: Craig Kennedy, James F. Nolan, William J. Post, J. Thomas Presby, Michael Sweeney, Paul H. Stebbins

and José H. Villarreal. The board of directors has also concluded that the members of each of the audit, compensation and nominating and governance committees are “independent” in accordance with these same standards.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all directors and associates, including our chairman, chief executive officer, chief financial officer and all of our associates in the finance organization. These standards are designed to deter wrongdoing and to promote the honest and ethical conduct of all associates. The code of business conduct and ethics is posted on our investor relations website at http://investor.firstsolar.com under “FAQ/Investor Kit.” Any substantive amendment to, or waiver from, any provision of the code of business conduct and ethics with respect to any director or executive officer will be posted on our website.

Board of Directors Composition

Our board of directors is currently composed of eight directors: six independent directors and two executive directors, including our executive chairman and our chief executive officer. An additional prospective independent director, William J. Post, has been nominated by the board of directors for election at the annual meeting. In 2009, the board of directors decided that the executives who may serve as directors should be limited to the chairman and the chief executive officer. As a result, Mr. Bruce Sohn, our president, did not stand for re-election at the 2009 annual meeting, and Mr. Robert J. Gillette, our chief executive officer, was appointed to the board in October 2009 in connection with the commencement of his employment.

Board of Directors Leadership Structure

The board’s current leadership structure separates the position of chairman and chief executive officer. Michael J. Ahearn served as the Company’s chief executive officer and chairman of the board during 2009 until being succeeded as chief executive officer by Robert J. Gillette on October 1, 2009. Since such date, Mr. Ahearn has served as the chairman of the board of directors and as executive chairman (an executive officer position).

The board and the nomination and governance committee have determined that the current structure is appropriate at this time in that it enables Mr. Gillette to focus on the increasing complexities associated with the role of chief executive officer at the Company, while enabling Mr. Ahearn to continue to provide leadership on public policy and at the board level. Although the roles of chief executive officer and chairman of the board are currently separated, the board has not adopted a formal policy requiring such separation. After evaluating alternate board leadership structures, the board believes that the right structure should be informed by the needs and circumstances of the Company, its board and its stockholders at a given point in time, and the board should remain adaptable to shaping the leadership structure as those needs change.

The Board’s Role in Risk Oversight

The Company has a comprehensive risk management process in which management is responsible for managing the Company’s risks and the board and its committees provide oversight in connection with these efforts. Risks are identified, assessed and managed on an ongoing basis and communicated to management during standing management meetings or otherwise as appropriate. Existing and potential material risks are addressed during periodic senior management meetings, resulting in both board and committee discussions and public disclosure, as appropriate. Further, risk assessment is embedded in the Company’s business decision making, business planning and strategic planning.

The board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The board administers this risk oversight function either through the full board or through one of its three standing committees, each of which examines various components of the Company’s enterprise risks as part of its responsibilities. The full board reviews enterprise-wide strategic risks and certain other risk areas on a regular basis. An overall review of risk is inherent in the board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the board, including capital expenditures, manufacturing capacity expansions, acquisitions and significant financial matters. The audit committee oversees financial risks (including risks associated with accounting, financial reporting, enterprise resource planning system implementation, foreign currencies and the collectability of accounts receivable), legal and compliance risks and other risk management functions. The compensation committee considers risks related to the attraction and retention of talent (including management succession planning) and risks relating to the design of compensation programs and arrangements, including a periodic review of such compensation programs to ensure that they do not encourage excessive risk-taking. The nominating and governance committee considers risks related to corporate governance practices.

Management regularly reports on risk-related matters to the board or the relevant committee thereof. Management presentations containing information regarding risks and risk management initiatives are given throughout the year in connection with board and committee quarterly and special meetings as well as other communications as needed or as requested by the board or committee. In addition, the Company’s director of risk management reports to the audit committee at least once per year, and has open access to the chair of the audit committee.

Committee Composition

We have three standing committees of the board: the audit committee, the compensation committee and the nominating and governance committee. The committee membership and meetings during 2009 and the function of each of the committees are described below.

During 2009, the board of directors held 15 meetings and acted by written consent once. Each director attended at least 75% of the aggregate of all board of directors meetings and committee meetings for the committees on which he serves.

		Compensation	Nominating and Governance
Board of Directors Member	Audit Committee	Committee	Committee

Michael J. Ahearn	—	—	—
Robert J. Gillette (member since October 1, 2009)	—	—	—
Bruce Sohn (member until June 4, 2009)	—	—	—
Craig Kennedy	Member	—	Member
James F. Nolan	—	—	Member
J. Thomas Presby	Chair	—	Member
Paul H. Stebbins	Member	Member	Member
Michael Sweeney	—	Chair	Member
José H. Villarreal	—	Member	Chair

Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors and reports to the board of directors the results of these activities, including reviewing the systems of internal controls established by management, our audit and compliance process and financial reporting. The audit committee, among other duties, engages the independent registered public accounting firm, pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent registered public accounting firm with the independence of such independent registered public accounting firm and reviews the independence of the independent registered public accounting firm. During 2009, the audit committee held seven meetings.

J. Thomas Presby (Chair), Craig Kennedy and Paul H. Stebbins serve on our audit committee. Each member of the audit committee meets the standards for financial knowledge for companies listed on NASDAQ. In addition, the board of directors has determined that Mr. Presby is qualified as an audit committee financial expert within the meaning of Commission regulations.

The audit committee operates pursuant to a written charter, a current copy of which is available on our website at www.firstsolar.com under “Corporate — About — Leadership.”

Compensation Committee

The compensation committee reviews and recommends compensation and benefit plans for the Company’s officers and directors, including non-associate directors, reviews the base salary and incentive compensation for each executive officer, reviews and approves corporate goals and objectives relevant to our chief executive officer’s compensation, administers our incentive compensation program for key executive and management associates and reviews and approves associate benefit plans. During 2009, the compensation committee held nine meetings and acted by written consent two times.

Michael Sweeney (Chair), Paul H. Stebbins and José H. Villarreal serve on our compensation committee.

The compensation committee operates pursuant to a written charter, a current copy of which is available on our website at www.firstsolar.com under “Corporate — About — Leadership.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has been an executive officer or associate of the Company during our last completed fiscal year. During our last completed fiscal year, none of our executive officers served as a member of the compensation committee of any entity that has one or more executive officers serving on our compensation committee.

Nominating and Governance Committee

The nominating and governance committee leads the review and assessment of the composition and performance of the board and its committees, assesses candidates for appointment to the board and recommends to the board of directors whether such candidates should stand for election at the next meeting of stockholders, and reviews and assesses the Company’s corporate governance policies and guidelines. During 2009, the nominating and governance committee held five meetings.

José H. Villarreal (Chair), Craig Kennedy, James F. Nolan, J. Thomas Presby, Paul H. Stebbins and Michael Sweeney serve on our nominating and governance committee.

The nominating and governance committee operates pursuant to a written charter, a current copy of which is available on our website at www.firstsolar.com under “Corporate — About — Leadership.”

Nomination Procedures

Director nominees are recommended by the nominating and governance committee to the board of directors for their approval. In considering new nominees for the board of directors, the nominating and governance committee considers qualified individuals who, if added to the board of directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. In accordance with the corporate governance guidelines adopted by the board of directors and the nominating and governance committee charter, criteria for selection of candidates include, but are not limited to: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such areas as business, technology, finance and accounting, marketing, government relations and other disciplines relevant to the Company’s business; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings.

As indicated by these criteria, the board of directors and the nominating and governance committee seek a diversity of background and experience among board members. The nominating and governance committee does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the Company. The effectiveness of this approach is evidenced by the directors’ participation in the insightful and robust deliberation that occurs at board and committee meetings and in shaping the agendas for those meetings.

The board of directors does not have a specific policy for consideration of nominees recommended by security holders due to the fact that, as of April 15, 2010, the Estate of John T. Walton and its affiliates control approximately 35% of our outstanding common stock and their vote has a significant influence on whether any director nominee recommended by the board of directors or a security holder is elected to the board of directors. However, security holders can recommend a prospective nominee for the board of directors as described below. There have been no recommended nominees from security holders.

Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the Corporate Secretary of the Company not later than 90 days or earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, such recommendation must be received by the Corporate Secretary of the Company not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

Stockholders may contact our Corporate Secretary at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281 for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates and making stockholder proposals.

Stockholder Communications with Directors

A stockholder who wishes to communicate directly with the board of directors, a committee of the board of directors or with an individual director regarding matters related to First Solar should send the communication to:

First Solar, Inc.
Attn: Corporate Secretary
350 West Washington Street
Suite 600
Tempe, Arizona 85281

We will forward all stockholder correspondence about First Solar to the board of directors, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

Attendance at Stockholder Meetings

The Company does not have a policy on directors attending the annual stockholders’ meetings. Last year’s annual stockholders’ meeting was held on June 4, 2009 in Phoenix, Arizona and was attended by two directors.

DIRECTORS

Members of the board of directors of the Company are elected at each annual meeting of stockholders and serve until the next annual meeting or until their respective successors have been elected and qualified. The following information provided with respect to the principal occupation, affiliations and business experience during the last five years for each of the members of the board of directors has been furnished to us by such members.

The name and certain information regarding each director and prospective director of the Company are set forth below as of April 15, 2010. There are no family relationships among directors or executive officers of the Company. In 2009, upon the recommendation of the nominating and governance committee, the board of directors decided that the executives who may serve as directors at such time should be limited to the chairman and the chief executive officer. Therefore, Mr. Sohn did not stand for re-election at the 2009 annual meeting. Mr. Robert J. Gillette was nominated and appointed to fill the vacant position on the board of directors by the incumbent members of the board of directors effective October 1, 2009, the date Mr. Gillette became the Company’s chief executive officer. Each of the following persons has been nominated by the board of directors for election at the annual meeting.

Name	Age	Current Position with First Solar	Director Since

Michael J. Ahearn	53	Executive Chairman of the Board	2000
Robert J. Gillette	50	Chief Executive Officer and Director	2009
Craig Kennedy	58	Director	2007
James F. Nolan	78	Director	2003
J. Thomas Presby	70	Director	2006
Paul H. Stebbins	53	Director	2006
Michael Sweeney	52	Director	2003
José H. Villarreal	56	Director	2007
William J. Post	59	Director nominee	—

Michael J. Ahearn serves as executive chairman of First Solar and served as chief executive officer from August 2000 to September 2009. Prior to First Solar, he was partner and president of an equity investment firm, JWMA (formerly True North Partners, L.L.C.). Prior to joining JWMA, Mr. Ahearn practiced law as a partner in the firm of Gallagher & Kennedy. Mr. Ahearn has served on the boards of Arizona Technology Enterprises, Arizona State University Research Park, Homeward Bound, the Arizona Science Museum and currently serves on the board of the German Marshall Fund of the United States. Mr. Ahearn holds a B.A. in Finance and a J.D. from Arizona State University. During his nine-year tenure as chief executive officer of First Solar, Mr. Ahearn led the development and expansion of First Solar from a small privately-held company to a successful multinational industry-leading public company; his experience and insights are critical assets to the board of directors.

Robert J. Gillette joined First Solar in October 2009 as chief executive officer. Prior to joining First Solar, Mr. Gillette served as president and chief executive officer of Honeywell Aerospace since January 2005. Honeywell Aerospace, headquartered in Phoenix, Arizona, is Honeywell International’s largest business group with current sales of more than $12 billion annually. In this role, Mr. Gillette led Honeywell Aerospace’s three main businesses — Air Transport & Regional, Business & General Aviation, and Defense & Space — with more than 40,000 employees at nearly 100 worldwide manufacturing and service sites. Prior to this assignment, Mr. Gillette had served as president and chief executive officer of Honeywell Transportation Systems since July 2001. Mr. Gillette holds a bachelor’s of science degree in Finance from Indiana University. Through his career, Mr. Gillette has developed a deep understanding of the successful management of a large global business. As chief executive officer of First Solar, Mr. Gillette plays an essential role at the board level in providing CEO-level visibility into the management and operations of First Solar.

Craig Kennedy, Audit Committee; Nominating & Governance Committee, was elected a director of First Solar in September 2007. Since 1995, Mr. Kennedy has been president of the German Marshall Fund, an independent American organization created in 1972 as a permanent memorial to the Marshall Plan. The German Marshall Fund sponsors a wide range of programs related to foreign, economic, immigration and environmental policy, and it operates a number of political exchanges between the United States and Europe with a special emphasis on Germany. Mr. Kennedy began his career in 1980 as a program officer at the Joyce Foundation in Chicago. Mr. Kennedy was president of the Joyce Foundation between 1986 and 1992, where he built the Foundation’s environmental program and launched a new program on U.S. immigration policy. Mr. Kennedy left the Joyce Foundation to work for Richard J. Dennis, a Chicago investor and philanthropist. During this same period, Mr. Kennedy created a consulting firm working with nonprofit and public sector clients. Mr. Kennedy serves on the board of the nonprofit Thomas B. Fordham Foundation, the Rocky Mountain Institute, the European Foundation Center, and as an independent trustee of the Van Kampen mutual funds. Mr. Kennedy holds a B.A., an M.A. and MBA from the University of Chicago. Mr. Kennedy’s deep public policy experience and global perspective are valuable resources to the Company, as our business is impacted by public policy issues on a global scale.

James F. Nolan, Nominating & Governance Committee, was elected a director of First Solar in February 2003. Mr. Nolan served as the vice president of operations with Solar Cells, Inc., the predecessor to First Solar, and was responsible for research, development and manufacturing operations. He designed and built early prototype equipment for First Solar’s pilot manufacturing line and led the team that developed the process for producing large area thin film cadmium telluride solar modules. Mr. Nolan worked as a part-time consultant for First Solar from November 2000 until March 2007. Mr. Nolan has over 35 years of experience in physics, engineering, research and development, manufacturing and process design with companies such as Westinghouse, Owens Illinois, Glasstech and Photonics Systems. Mr. Nolan holds more than 10 patents in areas of flat panel electronic displays and photovoltaic devices and processes. Mr. Nolan earned his B.S. in Physics from the University of Scranton (Pennsylvania) and a PhD in Physics from the University of Pittsburgh. Mr. Nolan provides the board with extensive experience in engineering, research and development and manufacturing and process design, obtained through his work at the predecessor to First Solar and other companies throughout his career.

William J Post, Director Nominee, retired as chairman and chief executive officer of Pinnacle West Capital Corporation in April 2009, and he will retire from the board of directors of Pinnacle West effective as of its annual meeting of shareholders on May 19, 2010. He joined Arizona Public Service (the largest subsidiary of Pinnacle West and the largest electric utility in Arizona) in 1973 and held various officer positions at APS beginning in 1982 including: vice president and controller, vice president of finance and regulation, chief operating officer, president and chief executive officer. He became president of Pinnacle West in 1997, chief executive officer in 1999 and chairman of the board in 2001. Mr. Post joined the board of Arizona Public Service in 1995 and the board of Pinnacle West in 1997. Mr. Post is chairman of Blue Cross Blue Shield of Arizona and chairman of the Board of Trustees of Arizona State University, where he received a Bachelor of Science Degree in 1973. He also currently serves on the boards of Translational Genomics Research Institute and the Thunderbird School of International Management, and has served in the past as chairman of Suncor Development Company, Stagg Information Systems, Nuclear Assurance Corporation, Nuclear Electric Insurance Limited, the Institute of Nuclear Power, and El Dorado Investment Company. He also served as a Director of Phelps Dodge Corporation from 2001 to 2007. Mr. Post brings to the board executive-level utility-sector experience, including a deep understanding of such sector within the southwestern United States, a core target market for the Company’s expanding systems business.

J. Thomas Presby, Chair, Audit Committee; Nominating & Governance Committee, was elected a director of First Solar in August 2006. Mr. Presby retired in 2002 from a 30-year career with Deloitte Touche Tohmatsu. At Deloitte, Mr. Presby held numerous positions in the United States and abroad, including the posts of deputy chairman and chief operating officer. Mr. Presby serves as a director, the audit committee chair and a member of the compensation committee of American Eagle Outfitters, Inc. and as a director, the audit committee chair and a member of the governance committee of World Fuel Services, Inc. Mr. Presby also serves as a director and the audit committee chair of INVESCO Ltd. and Tiffany & Co. Mr. Presby is a Certified Public Accountant and holds an NACD Certificate of Director Education. Mr. Presby holds a BSEE from Rutgers University and an MBA from Carnegie Mellon University. Mr. Presby’s experience as an audit committee chair for multiple public companies, together with his 30-year career with Deloitte Touche Tohmatsu, provide a strong background for his role as chair of the audit committee and the audit committee financial expert.

Paul H. Stebbins, Audit Committee; Compensation Committee; Nominating & Governance Committee, was elected a director of First Solar in December 2006. Mr. Stebbins has served as the chairman and chief executive officer of World Fuel Services Corporation since July 2002 and has served as a director of World Fuel since June 1995. Between July 2000 and 2002, Mr. Stebbins also served as president and chief operating officer of World Fuel. In 1985, Mr. Stebbins co-founded Trans-Tec Services, a global marine fuel service company acquired by World Fuel in 1995. Mr. Stebbins is a member of the Business Roundtable, an influential association of chief executive officers of leading U.S. companies. Mr. Stebbins brings to the board significant CEO-level experience in managing a large global energy-related publicly-traded company.

Michael Sweeney, Chair, Compensation Committee; Nominating & Governance Committee, was elected a director of First Solar in July 2003. Mr. Sweeney has served as chairman of the board of Star Tribune Media Holdings, the holding company for the Minneapolis Star Tribune, since September 2009. He also remains a partner in Goldner Hawn Johnson & Morrison, Inc. (GHJM), a private equity firm. Mr. Sweeney joined GHJM in 2000 and served as that firm’s managing partner from 2001 through 2008. He had previously served as president of Starbucks Coffee Company (UK) Ltd. in London and held various operating management and corporate finance roles. After starting his career with Merrill Lynch in New York and Phoenix, he built and sold an investment banking boutique.

Subsequently, Mr. Sweeney developed and sold franchise companies in the Blockbuster and Papa John’s systems. Mr. Sweeney serves on the boards of GHJM portfolio companies, Allen-Edmonds Shoe Corporation, Transport Corporation of America, Inc. and Vitality Foodservice, Inc. Mr. Sweeney graduated from Swarthmore College. Mr. Sweeney’s background in investment banking and private equity, as well as his operating company business acumen, are valuable resources to the board and the Company, particularly with respect to the board’s consideration of compensation and financial matters and strategic investments.

José H. Villarreal, Chair, Nominating & Governance Committee; Compensation Committee, was elected a director of First Solar in September 2007. Mr. Villarreal currently serves as a public policy consultant to the law firm of Akin Gump Strauss Hauer & Feld LLP and from July 1994 to January 2009 served as a partner in the firm. Prior to joining Akin Gump, Mr. Villarreal served as an assistant attorney general in the Public Finance Division of the Texas Attorney General’s office. Mr. Villarreal has long been active in civic affairs and has served on the boards of numerous organizations, both public and private. He currently serves on the boards of Union Pacific Corporation and PMI Group Inc., and from 1998 to 2006, he served on the board of directors of Wal-Mart Stores, Inc., where he chaired the compensation, nominating and governance committee and served as lead independent director. Mr. Villarreal currently serves as United States Commissioner General to the Shanghai 2010 World Expo. He is on the board of the New America Alliance, an organization of leading Latino business leaders dedicated to philanthropy, and the Center for American Progress, a Washington D.C. based think-tank. Mr. Villarreal’s background as an attorney and his experience as chair of the nominating and governance committee of a major global public company are particularly helpful in the board’s deliberation of corporate governance matters, and his public policy insights contribute to the board’s consideration of important public policy matters.

NON-ASSOCIATE DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. The table below summarizes the 2009 Non-Associate Director Compensation.

2009 Non-Associate Director Compensation
Annual Retainer ($150,000)	Audit Committee Chair (+ $35,000)

Paid 1/2 in stock; 1/2 in cash	Paid in cash

Paid in equal quarterly installments

When reviewing non-associate director compensation we are guided by three goals, as provided in our Corporate Governance Guidelines: (i) compensation should fairly pay directors for work required for a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of our stockholders; and (iii) the structure of the compensation should be clearly disclosed to our stockholders.

In 2009, the Company retained Compensation Strategies, a consultant, to compare our non-associate director compensation to the compensation paid to non-associate directors of the new peer group described in “Compensation Committee Practices — Total Compensation Review” in the Compensation Discussion and Analysis. When performing the benchmarking, the consultant compared total non-associate director compensation, as well as customary elements of such compensation, including annual retainers, meeting fees, equity and committee retainers, against the total compensation and elements of the peer group companies. The consultant determined that the Company’s total non-associate director compensation was 15% below the median of the non-associate director compensation for the peer group, primarily because (i) equity grant values were less than median equity grant values of the peer group and (ii) the Company has not paid an additional retainer for the chairs of its committees (except for the chair of the audit committee). In response to the consultant’s report, the compensation committee adopted an increase to the compensation of non-associate director compensation (described below) to meet the median pay. The committee also resolved to revisit non-associate director compensation on a biennial basis.

Changes to Non-Associate Director Compensation Approved for 2010
Annual Retainer ($175,000)	Audit Committee Chair (+ $35,000)

$100,000 in stock; $75,000 cash	Other Committee Chairs (+$10,000)

Paid in cash

Paid in equal quarterly installments

Cash Compensation

For 2009, the annual cash compensation for our non-associate directors was $75,000 (payable quarterly in four equal installments) plus an additional $35,000 cash retainer (payable quarterly in four equal installments) for the chairman of our audit committee. Beginning in 2010, the other two committee chairs (other than the chairman of our audit committee) will receive an additional $10,000 cash retainer (payable quarterly in four equal installments).

Equity Compensation

For 2009, we compensated our non-associate directors with a $75,000 stock grant, payable quarterly in four equal installments. With respect to such quarterly stock grants, our practice is to issue the stock to our independent directors at the end of the quarter. Our practice is not to time the date of these awards, and we do not take into account any internal “black outs,” during which associates and directors are prohibited by our Insider Trading Policy from trading in our securities, or whether they are or are not in possession of undisclosed material facts or whether any undisclosed material facts could be perceived as potentially positive or negative. Beginning in 2010, the equity compensation component is increased so that non-associate directors will be granted a $100,000 stock grant, payable quarterly in four equal installments.

Other

We reimburse all non-associate directors for reasonable and necessary expenses they incur in performing their duties as non-associate directors of the Company.

Non-Associate Director Compensation Table

The following table sets forth information with respect to compensation earned by our non-associate directors for the fiscal year ended December 26, 2009:

	Fees Earned	Stock
	or Paid in	Awards	Total
Name	Cash ($)	($)(1)(2)	($)

Craig Kennedy	75,000	75,050	150,050
James F. Nolan	75,000	75,050	150,050
J. Thomas Presby	110,000 (3)	75,050	185,050
Paul H. Stebbins	75,000	75,050	150,050
Michael Sweeney	75,000	75,050	150,050
José H. Villarreal	75,000	75,050	150,050

(1)	The amounts in this column represent the aggregate grant date fair value of fully vested common stock granted during the fiscal year ended December 26, 2009, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”).

(2)	On March 31, 2009, 141 shares were issued to each non-associate director at a market price of $132.70 per share, as of that date. The grant date fair value of these shares was $18,711. On June 26, 2009, 117 shares were issued to each non-associate director at a market price of $160.72 per share, as of that date. The grant date fair value of these shares was $18,804. On September 25, 2009, 123 shares were issued to each non-associate director at a market price of $152.87 per share, as of that date. The grant date fair value of these shares was $18,803. On December 24, 2009, 140 shares were issued to each non-associate director at a market price of $133.80 per share, as of that date. The grant date fair value of these shares was $18,732. The dollar value of the stock awards do not equal exactly $18,750 per quarter due to the fact that we issue whole shares and not fractional shares to our non-associate directors.

(3)	As the 2009 audit committee chairman, Mr. Presby received an additional annual cash retainer of $35,000.

The number of outstanding option awards for our non-associate directors as of December 26, 2009 was as follows:

Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying	Option
		Unexercised	Unexercised	Exercise	Option
	Grant	Options (#)	Options (#)	Price	Expiration
Name	Date	Exercisable	Unexercisable	($)	Date

Craig Kennedy	—	—	—	—	—

Total	—	—	—	—	—
James F. Nolan	12/15/2003	6,500	—	2.06	12/15/2013
	1/12/2004	24,250	—	2.06	1/12/2014

Total	—	30,750	—	—	—
J. Thomas Presby	—	—	—	—	—

Total	—	—	—	—	—
Paul H. Stebbins	—	—	—	—	—

Total	—	—	—	—	—
Michael Sweeney	12/14/2005	13,750	—	4.54	12/14/2015

Total	—	13,750	—	—	—
José H. Villarreal	—	—	—	—	—

Total	—	—	—	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock, as of April 15, 2010, by:

•	each person or group who is known by us to own beneficially more than 5% of our common stock;

•	each member of our board of directors, each director nominee and each of our named executive officers; and

•	all members of our board of directors and our executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this proxy statement are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power (or shares such powers) with respect to the shares beneficially owned. Except as indicated below, the address for each stockholder, director or named executive officer is c/o First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

This table assumes 85,291,195 shares of common stock outstanding as of April 15, 2010, assuming no exercise of outstanding options.

	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

Beneficial Owners of 5% or More
S. Robson Walton(1)	26,457,907	31.0%
Jim C. Walton(2)	29,857,907	35.0%
Alice L. Walton(3)	29,857,907	35.0%
Estate of John T. Walton(4)	16,355,905	19.2%
JCL Holdings, LLC(5)	10,102,002	11.8%
JTW Trust No. 1 UAD 9/19/02(6)	3,400,000	4.0%
Capital World Investors(7)	10,327,395	12.1%
Directors and Named Executive Officers
Michael J. Ahearn	1,581,677	1.9%
David Eaglesham(8)	25,392	*
Robert Gillette(9)	56,070	*
TK Kallenbach	1,500	*
Craig Kennedy	1,204	*
Jens Meyerhoff(10)	65,701	*
James F. Nolan(11)	32,323	*
William J. Post	0	*
J. Thomas Presby	3,438	*
Bruce Sohn(12)	104,881	*
Paul H. Stebbins	4,913	*
Michael Sweeney(13)	15,538	*
José H. Villarreal	1,032	*
All directors and executive officers as a group (15 persons)(14)	1,903,401	2.2%

*	Less than one percent.

(1)	The number and percentage of shares of common stock shown in the table as beneficially owned by S. Robson Walton represent (a) 10,102,002 shares held by JCL Holdings, LLC, as to which S. Robson Walton, as a managing member thereof, shares voting and dispositive power with Jim C. Walton and Alice L. Walton, as managing members and (b) 16,355,905 shares held by the Estate of John T. Walton, as to which S. Robson Walton, Jim C. Walton, Alice L. Walton and an entity under their control, as co-personal representatives, share dispositive and voting power (such shares are also shown by the Estate of John T. Walton as having sole voting and dispositive power). With respect to JCL Holdings, LLC, dispositive and voting power over all of the shares held thereby is exercised by the managing members thereof. The shares held by JCL Holdings, LLC and the Estate of John T. Walton are for the benefit of John T. Walton’s wife and his descendants and for that reason, S. Robson Walton disclaims beneficial ownership of the shares listed in (a) and (b) above. The address of S. Robson Walton is P.O. Box 1860, Bentonville, Arkansas 72712.

(2)	The number and percentage of shares of common stock shown in the table as beneficially owned by Jim C. Walton represent (a) 10,102,002 shares held by JCL Holdings, LLC, as to which Jim C. Walton, as a managing member thereof, shares voting and dispositive power with S. Robson Walton and Alice L. Walton, as managing members, (b) 3,400,000 shares held by the JTW Trust #1 UAD 91902, as to which Jim C. Walton and Alice Walton, as co-trustees, share voting and dispositive power and (c) 16,355,905 shares held by the

Estate of John T. Walton, as to which S. Robson Walton, Jim C. Walton, Alice L. Walton and an entity under their control, as co-personal representatives, share dispositive and voting power (such shares are also shown by the Estate of John T. Walton as having sole voting and dispositive power). With respect to JCL Holdings, LLC, dispositive and voting power over all of the shares held thereby is exercised by the managing members thereof. The shares held by JCL Holdings, LLC and the Estate of John T. Walton are for the benefit of John T. Walton’s wife and his descendants. The shares held by the JTW Trust #1 UAD 91902 are for the benefit of charitable interests and John T. Walton’s descendants. For those reasons, Jim C. Walton disclaims beneficial ownership of the shares listed in (a), (b) and (c) above. The address of Jim C. Walton is P.O. Box 1860, Bentonville, Arkansas 72712

(3)	The number and percentage of shares of common stock shown in the table as beneficially owned by Alice L. Walton represent (a) 10,102,002 shares held by JCL Holdings, LLC, as to which Alice L. Walton, as a managing member thereof, shares voting and dispositive power with S. Robson Walton and Jim C. Walton, as managing members, (b) 3,400,000 shares held by the JTW Trust #1 UAD 91902, as to which Jim C. Walton and Alice Walton, as co-trustees, share voting and dispositive power and (c) 16,355,905 shares held by the Estate of John T. Walton, as to which S. Robson Walton, Jim C. Walton, Alice L. Walton and an entity under their control, as co-personal representatives, share dispositive and voting power (such shares are also shown by the Estate of John T. Walton as having sole voting and dispositive power). With respect to JCL Holdings, LLC, dispositive and voting power over all of the shares held thereby is exercised by the managing members thereof. The shares held by JCL Holdings, LLC and the Estate of John T. Walton are for the benefit of John T. Walton’s wife and his descendants. The shares held by the JTW Trust #1 UAD 91902 are for the benefit of charitable interests and John T. Walton’s descendants. For those reasons, Alice L. Walton disclaims beneficial ownership of the shares listed in (a), (b) and (c) above. The address of Alice L. Walton is P.O. Box 1860, Bentonville, Arkansas 72712.

(4)	In 2009, an entity under the control of S. Robson Walton, Jim C. Walton and Alice L. Walton became an additional co-personal representative of the Estate of John T. Walton. The number and percentage of shares of common stock shown in the table as beneficially owned by the Estate of John T. Walton represent 16,355,905 shares held directly by the Estate of John T. Walton, as to which S. Robson Walton, Jim C. Walton, Alice L. Walton and such entity, as co-personal representatives of the Estate of John T. Walton, share voting and dispositive power. The shares held by the Estate of John T. Walton are held for the benefit of John T. Walton’s wife and his descendants and for that reason, S. Robson Walton, Jim C. Walton, Alice L. Walton and such entity disclaim beneficial ownership of such shares. The address of the Estate of John T. Walton is P.O. Box 1860, Bentonville, Arkansas 72712.

(5)	The number and percentage of shares of common stock shown above as beneficially owned by JCL Holdings, LLC represent 10,102,002 shares held directly by JCL Holdings, LLC as to which S. Robson Walton, Jim C. Walton and Alice L. Walton, each individually as managing members thereof, share voting and dispositive power. The shares held by JCL Holdings, LLC are held for the benefit of John T. Walton’s wife and his descendants and for that reason, S. Robson Walton, Jim C. Walton and Alice L. Walton disclaim beneficial ownership of such shares. The address of JCL Holdings, LLC is P.O. Box 1860, Bentonville, Arkansas 72712.

(6)	The number and percentage of shares of common stock shown above as beneficially owned by JTW Trust No. 1 UAD 9/19/02 represent 3,400,000 shares held directly by JTW Trust No. 1 UAD 9/19/02 as to which Jim C. Walton and Alice L. Walton, as co-trustees of such trust, share voting and dispositive power. The shares held by JTW Trust No. 1 UAD 9/19/02 are held in a trust principally for the benefit of charity, and Jim C. Walton and Alice L. Walton have no beneficial interest therein. Jim C. Walton and Alice L. Walton therefore disclaim beneficial ownership of such shares. The address of JTW Trust No. 1 UAD 9/19/02 is P.O. Box 1860, Bentonville, Arkansas 72712.

(7)	Based on information provided by Capital World Investors, 333 South Hope Street, Los Angeles, CA 90071, in a Schedule 13G/A filed with the SEC on February 11, 2010 reporting beneficial ownership as of December 31, 2009. According to such Schedule 13G/A, Capital World Investors has sole voting power with respect to 3,987,595 shares and sole dispositive power with respect to 10,327,395 shares. Capital World Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of such 10,327,395 shares as a result of CRMC acting as investment advisor to various investment companies registered under the Investment Company Act of 1940.

(8)	Includes 25,392 shares of common stock issuable upon the exercise of stock options.

(9)	Includes 34,084 shares of common stock issuable upon the exercise of stock options.

(10)	Includes 58,750 shares of common stock issuable upon the exercise of stock options.

(11)	Includes 30,750 shares of common stock issuable upon the exercise of stock options.

(12)	Includes 87,500 shares of common stock issuable upon the exercise of stock options.

(13)	Includes 13,750 shares of common stock issuable upon the exercise of stock options.

(14)	Includes 255,666 shares of common stock issuable upon the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since December 27, 2008 (the end of our 2008 fiscal year), we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than five percent of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a material interest, other than in connection with the transactions described below.

Under a relocation policy made available to associates who are asked to relocate for the benefit of the Company, the Company pays certain expenses incurred in connection with the sale of their houses. If an associate covered under the program is unable to timely sell his or her house, the Company purchases the house at a price based on independent appraisals. If the associate finds a buyer who presents an acceptable offer, the Company purchases the house from the associate under the amended value sale program at the higher of the appraised value or the offer price, and then completes the sale to the buyer, and the Company pays a bonus of 2% of the sales price (capped at $8,000). During 2009, Mr. Sohn received a bona fide offer in the amount of $1,080,000, sold his house to the Company at that price, and he received the $8,000 bonus. See also “Summary Compensation Table” for relocation expense reimbursements and other relocation benefits provided to certain executive officers.

Related Party Debt

We had no related party debt outstanding at December 26, 2009 and we did not pay any interest to related parties during the year ended December 26, 2009.

Registration Rights

We entered into a registration rights agreement with the Estate of John T. Walton, JCL Holdings, LLC and Michael J. Ahearn. The registration rights agreement provides for piggyback registration rights if we register equity securities under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain lock-up provisions and exceptions. In addition, subject to certain lock-up provisions and exceptions, Michael J. Ahearn has three demand rights, JCL Holdings, LLC has five demand rights and the Estate of John T. Walton has unlimited demand rights, provided that the Estate of John T. Walton may only exercise one such demand right within any 365-day period. Following the termination of the Estate of John T. Walton, the registration rights held by the Estate will be held collectively by trusts for the benefit of John T. Walton’s wife and his descendants.

Review and Approval of Related Party Transactions

The Company’s audit committee charter requires the review and approval by the audit committee of related party transactions, to ensure that they are on such terms, which, in the judgment of the audit committee, are no less favorable to the Company than could be obtained from unaffiliated parties. The audit committee did not review Mr. Sohn’s transaction described above under “Certain Relationships and Related Party Transactions,” as it was executed under an existing Company policy available to all eligible associates. If a member of the audit committee has an interest in the proposed transaction, our corporate governance guidelines require the formation of a committee consisting entirely of independent directors without an interest in the proposed transaction to review and, if appropriate, approve such transaction.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees billed to us for the audit and other services provided by PricewaterhouseCoopers LLP during the years ended December 26, 2009 and December 27, 2008:

	2009	2008

Audit Fees(1)	$2,382,291	$2,309,990
Audit-Related Fees(2)	361,193	472,032
Tax Fees(3)	457,347	171,825
All Other Fees(4)	2,467	2,582

Total	$3,203,298	$2,956,429

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements services in connection with the statutory and regulatory filings or engagements for this fiscal year.

(2)	Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit review of the Company’s financial statements and are not reported under “audit fees,” and represents approximately 11% of the total fees in 2009. This category consists primarily of services related to special projects.

(3)	Represents the aggregate fees billed for tax compliance and tax consulting services, or approximately 14% of the total fees in 2009.

(4)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees,” and represents less than one percent of the total fees in 2009. These services include the subscription to certain PricewaterhouseCoopers LLP proprietary accounting research databases.

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee has policies and procedures that require the pre-approval by the audit committee of all fees paid to, and all services performed by, the Company’s independent auditor, subject to de minimis exceptions for non-audit services set forth in the applicable rules of the Commission. Each year, the audit committee approves the proposed services, including the nature, type and scope of services to be performed by the independent auditor during the fiscal year and the related fees. Audit committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the audit committee.

The services related to Audit-Related Fees, Tax Fees and All Other Fees presented in the above table were approved by the audit committee pursuant to pre-approval provisions set forth in the applicable rules of the Commission without resort to a waiver of such pre-approval provisions.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In this Compensation Discussion and Analysis, the individuals in the Summary Compensation Table set forth after this Compensation Discussion and Analysis are referred to as the “named executive officers.” Our named executive officers for fiscal year 2009 were:

•	Mr. Michael J. Ahearn, executive chairman and, until September 2009, chief executive officer;

•	Mr. Robert J. Gillette, chief executive officer;

•	Mr. Jens Meyerhoff, chief financial officer;

•	Mr. Bruce Sohn, president;

•	Mr. T.L. (“TK”) Kallenbach, executive vice president, marketing and product development; and

•	Mr. David Eaglesham, chief technology officer.

In addition, our Compensation Discussion and Analysis discusses the following two former officers who were “named executive officers” during the 2009 fiscal year:

•	Mr. John T. Gaffney, former executive vice president and corporate secretary; and

•	Mr. John Carrington, former executive vice president, global marketing and business development.

Our compensation decisions are grounded in our executive compensation policies described below. These policies are designed to attract, motivate and retain the individuals who can best help us to achieve our mission consistent with our core values. In addition to our executive compensation philosophies, three factors significantly impacted our 2009 compensation decisions: (1) the growth of our Company, (2) the change in the competitive landscape in the solar industry, and (3) the decision to hire a new chief executive officer.

Growth of the Company.  The beginning of 2009 was marked by a deep global financial crisis punctuated by an absence of lending by financial institutions. Fortunately, First Solar started the year with sufficient resources not only to weather the downturn, but to take advantage of opportunities made available by the crisis. Financial challenges notwithstanding, during 2009 we increased our revenues from nearly $1.25 billion in 2008 to over $2 billion, increased our production capacity (by completing expansions at our Kulim, Malaysia and Perrysburg, Ohio plants), announced plans for an additional eight-line expansion to our Malaysian plant and a new two-line manufacturing facility in France, and produced more than 1.1 gigawatts (GW) of solar modules. We also expanded our systems business through the acquisition in April 2009 of the project development business of OptiSolar Inc., completed and sold two utility-scale solar plants (a 20MW AC solar plant in Sarnia, Ontario, Canada and a 21MW AC solar plant in Blythe, California), entered into a memorandum of understanding to build a 2GW solar plant in Ordos City, China, and became the first, and currently only, pure-play renewable energy company to be added to the S&P 500 Index.

Changes in the Solar Industry.  In 2009, the solar industry moved from a supply driven to a demand driven environment, with increasing competitive pressure as the photovoltaic industry’s total manufacturing capacity to produce solar modules exceeded demand for those products.

New Chief Executive Officer.  In 2009, First Solar began to search for a new chief executive officer in light of several factors, primarily (i) the desire of Michael Ahearn, our chairman and then chief executive officer, to transition his focus from the day-to-day operations of the Company to broader public policy and strategic issues, and (ii) our recognition that a new chief executive officer with proven experience managing a large, complex and global enterprise would be appropriate given the changes in the Company and the solar industry described above. On October 1, 2009, Robert J. Gillette, formerly an executive at Honeywell International, became First Solar’s chief executive officer.

The impact of these three factors can be seen in some of the more significant changes and compensation decisions we made. As a result of the Company’s growth, we revisited and adjusted our peer group. Changes in the market and in management contributed, in part, to changes in our organization, including our executive staff. Notably, two executives hired in 2008 departed the Company in 2009. John T. Gaffney, our former executive vice president and corporate secretary, departed in December 2009 and was succeeded by Mary Beth Gustafsson, our current executive vice president, general counsel and secretary. John Carrington, our former executive vice president, global marketing and business development, departed in August 2009. In December 2009, TK Kallenbach, a former colleague of Mr. Gillette’s at Honeywell International, joined the Company as executive vice president, marketing and product management.

Executive Compensation Policies

The compensation committee of our board of directors has responsibility for establishing and overseeing our compensation program as it applies to our executive officers. The compensation committee bases its executive compensation programs on the policies set forth below, which have remained constant from prior years:

•	Compensation should be based on level of job responsibility, individual performance and Company performance.

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must provide pay that remains competitive with the pay of other employers who compete with us for talent.

•	As associates progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and stockholder returns because they are better able, relative to other associates, to affect the Company’s results. While all associates receive a mix of both annual and longer-term incentives, associates at higher levels have an increasing proportion of their compensation tied to longer-term performance because they are in a position to have greater influence on longer-term results.

•	Compensation should reward performance. Our programs should deliver top-tier compensation for top-tier individual and Company performance. Similarly, if individual performance falls short of expectations and/or Company performance lags behind expectations, the programs should deliver lower compensation.

•	Performance-based compensation should foster the long-term focus required for success in the solar industry. We believe success can best be measured by our ability to earn a superior return on invested capital (or net assets) by focusing on reducing our product costs, thereby enabling us to reduce the price that we can charge for our products while still earning a superior return-ultimately to levels that enable consumers to generate solar electricity cost competitively with conventional energy generation alternatives.

•	To be effective, performance-based compensation programs should enable associates to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its strategic and operational goals.

We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements for our named executive officers. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other members of our senior leadership and other associates. When setting compensation, we review competitive compensation paid by other companies in the same or similar industries of comparable size and where our compensation falls within the peer group. Depending on the role, the experience an individual brings to the role, and individual performance, we broadly aim to set our base salary and target bonus potential at approximately the 50th percentile of our peer group executives (although depending on the role, the experience an individual brings to the role, and individual performance, we may set base salaries and target bonus potential closer to the 75th percentile) and to have our aggregate bonus and long-term incentives pay out, subject to individual and Company performance, at around the 75th percentile. The objective is to pay at least market base compensation (50th percentile), and, to the extent necessary to attract or retain experienced individuals in key roles, to pay at a higher level (closer to the 75th percentile) while providing an opportunity to increase compensation further through our incentive compensation programs. We do not exclusively rely on market data to determine executive compensation. Instead, we incorporate flexibility into our compensation program and in our assessment process to respond to and adjust for the evolving business environment in which we operate.

Components of Executive Compensation for 2009

For 2009, the compensation of named executive officers consisted primarily of three principal components: base salary, short-term cash incentive compensation (e.g., an annual bonus) and long-term equity-based compensation. Our named executive officers also participate in broad-based employee benefit programs and are party to employment agreements and change in control agreements which provide them with certain additional benefits (including severance and equity vesting acceleration in exchange for a release and a non-compete covenant) in certain circumstances described in more detail in “Executive Compensation-Employment Agreements” and “Executive Compensation-Change in Control Severance Agreements.” Each of these elements of our executive compensation is described below, including a description of the particular element and how it fits into our overall executive compensation package. In the descriptions, we highlight the particular objectives and the specific elements our compensation programs are designed to address. However, we note that each of the programs are designed so that the principal components complement each other. In particular, for the named executive officers, we have elected to provide them with more than half of their compensation in the form of short-term (cash) and long-term (equity) incentives (i.e., linked to Company performance and stockholder returns) because they are better able, relative to other associates, to affect the Company’s results. Two of our named executive officers are new to the Company, Robert

Gillette, our chief executive officer, and TK Kallenbach, our executive vice president, marketing and product management. To induce these individuals to join our Company, in the course of compensation negotiations, both were offered cash and equity to compensate them for amounts they would forfeit from their former employer.

Below is a chart demonstrating, on an aggregate basis, the relative weighting of 2009 compensation to our named executive officers, excluding the value of severance and change in control benefits, which are described in more detail at “Executive Compensation-Employment Agreements and Arrangements” and “Executive Compensation-Potential Payments upon Termination or Change in Control” and excluding the value of one-time hiring grants of cash and equity, which are described in more detail at “Components of Compensation-Sign-On Bonuses.”

Compensation Committee Practices

Total Compensation Review

When establishing total compensation, we broadly aim to set our base salary and target bonus potential at approximately the 50th percentile of our peer group executives (although, as noted above in “Executive Compensation Policies,” depending on the role, the experience an individual brings to the role, and individual performance, we may set base salaries closer to the 75th percentile) and to have our aggregate bonus and long-term incentives pay out, subject to individual and Company performance, at around the 75th percentile. Beginning in 2010, in recognition that Mr. Ahearn has scaled back his responsibilities, the compensation committee determined to limit Mr. Ahearn’s total compensation to the base salary component. Thus, for 2010, Mr. Ahearn will not participate in incentive programs (annual bonus and long-term incentive).

On an annual basis, the compensation committee evaluates the total compensation of the executives and each of the principal components against benchmarking data. In addition to these principal compensation elements, the compensation committee reviews each executive’s perquisites and other compensation, as well as any payments that would be required under various severance and change-in-control scenarios. When conducting this review, the compensation committee obtains factual data from management as well as proposals regarding, among other things, the range of values (merit increase percentages, equity awards), metrics and other terms. In 2009, the Company retained Compensation Strategies as a consultant to evaluate and recommend changes to our peer group companies and to benchmark the compensation of each of the components of the compensation of our executive officers and non-associate directors against the compensation paid to similarly-situated positions at peer group companies. The consultant’s benchmarking services were limited to comparing each element of compensation for a particular position against similar elements in the peer group, except that the consultant recommended that the Company adjust non-associate director compensation to more closely align with the benchmarked data. When benchmarking long-term incentive compensation data, the survey extended deeper into the organization (i.e., beyond the executives), and such information was used to develop a matrix that serves as the basis for developing the values of our annual long-term incentive awards. The aggregate fees paid to Compensation Strategies for 2009 services was $216,186. The fees were primarily incurred for executive compensation services except to the extent non-executive data was developed for the annual long-term incentive award matrix.

The peer group for benchmarking used for compensation decisions in the first part of the year (prior to the consultant’s work in 2009) consisted of the following 34 companies in the solar, renewable energy, hi-tech and high precision manufacturing, and electronic components manufacturing sectors with annual revenues ranging from $72 million to $8.1 billion, with whom the Company competes for talent.

Advanced Energy Industries Inc.	Ametek Inc.	Applied Materials Inc.
Asyst Technologies Inc.	Axcelis Technologies Inc.	Brooks Automation Inc.
BTU International Inc.	C&D Technologies Inc.	Cymer Inc.
Energy Conversion Devices Inc.	Enersys Inc.	Evergreen Solar Inc.
FEI Co.	FSI International Inc.	Gerber Scientific Inc.
GSI Group Inc.	KLA-Tencor Corp.	La Barge Inc.
LSI Industries Inc.	Magnetek Inc.	Mattson Technology Inc.
Newport Corp.	Novellus Systems Inc.	Nvidia Corp.
Photronics Inc.	Powell Industries Inc.	Power-One Inc.
SunPower Corporation	Teradyne, Inc.	Ultratech Inc.
Varian Semiconductor Equipment Associates, Inc.	Veeco Instruments Inc.	Vicor Corp.
Zygo Corp.

In the third quarter of 2009, the Company revised its peer group to increase the revenue range surveyed, in light of the continued growth of the Company. The new peer group is comprised of solar, renewable energy, hi-tech and high precision manufacturing, and electronic components manufacturing sectors with annual revenues ranging from $443 million to $24.8 billion. Companies that remained in the peer group are italicized.

Agilent Technologies, Inc.	Altera Corporation	Ameteck, Inc.
Analog Devices, Inc.	Applied Materials, Inc.	Broadcom Corporation
Emerson Electric Co.	Enersys Inc.	FLIR Systems, Inc.
General Cable Corporation	GT Solar International, Inc.	Itron, Inc.
Jabil Circuit, Inc.	KLA-Tencor Corp	Lam Research Corporation
Linear Technology Corporation	Marvell Technology Group, Ltd.	Maxim Integrated Products, Inc.
MEMC Electronic Materials, Inc.	Novellus Systems, Inc.	Nvidia Corp.
Rockwell Automation, Inc.	SunPower Corporation	Teradyne, Inc.
Texas Instruments, Inc.	Tyco Electronics Ltd.	Varian Semiconductor Equipment
Veeco Instruments Inc.		Associates, Inc

In each case, when performing benchmarking for executive compensation, the consultant “size adjusted” the raw market data by using statistical regression techniques to remove the significant swings that can occur between individual raw data points and constructed market pay levels reflective of the Company’s adjusted size. The consultant then ran regressions using sales to develop a range of market-based pay. Overall, the use of these regression analyses had the effect of lowering the pay levels to which the Company’s executives were compared. For the Company’s senior executives, this analysis was performed on total compensation as a whole and on base salary, annual bonus, and equity-based compensation separately. The consultant’s report supported the determination that the compensation paid to the Company’s executives, including its named executive officers, was consistent with the Company’s stated compensation objectives regarding our target pay as compared to our peer group, and was thus, reasonable as compared to the peer group in the aggregate.

Individual Compensation Review

Individual performance has a strong impact on the compensation of all associates, including the executive officers. It has been the practice of the chair of the compensation committee to meet with the chief executive officer annually at the beginning of the year to agree upon his performance objectives (both individual and Company objectives) for the year. In the first quarter of the year, the independent directors meet in an executive session under the direction of the chair of the compensation committee to conduct a performance review for the prior year during which the chief executive officer is evaluated based on his achievement against the agreed-upon objectives, contributions to the Company’s performance and other leadership accomplishments. At the end of 2009, the committee conducted performance reviews of both Mr. Ahearn, in his current role, and Mr. Gillette. At this meeting, the committee also discussed performance objectives for the current year. With respect to our chief executive officer, it should be noted that Mr. Gillette’s compensation package contains certain guaranteed compensation elements that were offered under the terms of his employment agreement as an incentive for Mr. Gillette to join the Company and are intended to compensate him for monies he forfeited at his former employer.

For the executive officers other than the executive chairman and the chief executive officer, including the other named executive officers, the compensation committee receives a performance assessment and compensation recommendation from the chief executive officer. The committee also exercises its judgment based on the board’s interactions with the executive officer. The performance evaluation of these executives is based on achievement of preset objectives by the executive and his or her organization, his or her contribution to the Company’s performance and other leadership accomplishments. Based on these considerations, the compensation committee determines whether to award variable compensation for the previous year, and it sets base salary and the parameters for the corporate goals for the Company in general.

Compensation Considerations by Compensation Elements

The following is a summary of objectives of the primary components of our executive compensation.

The following is a discussion of the compensation committee’s considerations in establishing each of the components for executive officer compensation in 2009.

Base Salary

Base salary is the guaranteed element of an associate’s annual cash compensation. The value of base salary for each named executive officer reflects the requirements of such executive’s employment agreement, the executive’s individual performance and the executive’s skill set, including the market value of that skill set. For details relating to the employment agreements, see “Executive Compensation-Employment Agreements and Arrangements.” In general, the Company sought to establish or maintain base salaries for 2009 at or above market base salary levels for each of the named executive officers. Specifically, we broadly aim to set our base salary at approximately the 50th percentile (although, as noted above in “Executive Compensation Policies,” depending on the role, the experience an individual brings to the role, and individual performance, we may set base salaries closer to the 75th percentile).

As discussed under our compensation objectives, we believe that as associates progress to higher levels in the organization, a greater proportion of overall compensation should be directly linked to Company performance and stockholder returns. First Solar operates in a dynamic industry, where our daily activities routinely require extraordinary effort. Establishing the fixed portion of our compensation at these lower levels allows us to weight a higher percentage of total compensation on performance-based compensation. The compensation committee currently intends to maintain the base salaries of its named executive officers at these market levels in the future.

In 2009, after evaluating market data and individual performance, the compensation committee adjusted the base pay of certain executive officers, including an increase in base salary for Mr. Meyerhoff from $376,200 to $391,248; for Mr. Sohn from $412,500 to $462,500; and for Mr. Carrington from $400,000 to $413,328. At that point, Mr. Ahearn’s base salary of $525,000 and Mr. Gaffney’s base salary of $500,000 were not adjusted. During 2009, Mr. Eaglesham’s base salary was also increased from $304,052 to $317,735, prior to his appointment as an executive officer. These salary changes occurred during our regular annual salary review process, which we refer to as the “annual merit cycle.”

Following revision of the peer group and in connection with the organizational changes that followed Mr. Gillette’s commencement of employment, the compensation committee adjusted the base pay of certain executive officers, including an increase in base salary for Mr. Meyerhoff, from $391,248 to $410,810; for Mr. Sohn, from $462,500 to $555,000 and for Mr. Eaglesham (which salary change also reflected his promotion to chief technology officer) from $317,735 to $350,000. Mr. Gillette’s base salary ($850,000) and Mr. Kallenbach’s base salary ($350,000) were negotiated with them during the recruiting process and were established within the guidelines of our compensation philosophy and practices described herein. Because these salaries were recently established, we have made no further changes to the base salaries of our named executive officers in our annual merit cycle for 2010.

Cash Incentive Compensation

We use cash incentive compensation to reward achievement of our annual operational and strategic objectives. When taken together with our base salary, our total annual cash compensation is in the broad middle range of our peer group if target performance is attained but can be above that range due to higher payouts under the annual bonus plan if our performance exceeds our targets.

Annual Bonus

The annual bonus program provides “cash incentive awards” under the Company’s 2006 Omnibus Incentive Compensation Plan (and for 2010, the Company’s 2010 Omnibus Incentive Compensation Plan, subject to stockholder approval). The bonuses paid for 2009 to named executive officers appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Because all our associates participate in the annual bonus program, the program is designed to encourage teamwork and a focus on our mutual success by tying rewards to our collective performance. We note that in 2008 we had modified our bonus program for our senior leadership team to impose an additional performance threshold for our senior leadership team. We did not continue this design into 2009. The additional threshold imposed in 2008 was intended to assure that the senior leadership team, including our named executive officers, focused on short-term goals without sacrificing the long-term goals. The program resulted in the senior leadership team being paid out at a lower bonus multiplier than the rest of the organization. In 2009 we declined to extend this two tier bonus structure because, in hindsight, the payout did not accurately measure and reward focus on long-term goals as intended. Specifically, the additional objectives were based on whether we were “on track” toward achieving various long-term goals. Because we did not have far enough visibility into the future to evaluate whether we were “on track,” we scored as “not on track” goals that we ultimately did accomplish as planned (and in some cases even ahead of plan).

The target bonus percentages for 2009 (which are expressed as a percentage of base salary) were established based on job responsibilities, internal relativity and peer group data. Our objective is to set bonus targets such that total annual cash compensation (salary and annual bonus) are within the broad middle range of peer group companies. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to Company performance through the bonus program.

Target bonus percentages are incorporated into the terms of the executives’ employment agreements with the exception of the employment agreements of Messrs. Ahearn and Mr. Gillette which leave discretion to the compensation committee to establish the target bonus percentage annually (other than for 2009, for which Mr. Gillette’s target bonus was contractually established at 100% and his bonus guaranteed to be no less than $850,000, and for 2010, for which Mr. Gillette’s target bonus was established at 100%). Mr. Ahearn’s 2009 target bonus percentage was 100%. In recognition of Mr. Ahearn’s new status (he now serves solely as our executive chairman), he will not participate in the annual bonus program for 2010.

In 2009, following revision of the peer group and in connection with the organizational changes that followed Mr. Gillette’s commencement of employment, and as permitted under the Company’s 2006 Omnibus Incentive Compensation Plan, the compensation committee adjusted the target bonus percentage of certain executive officers, including an increase in the target bonus percentage for Mr. Meyerhoff, from 70% to 80%; for Mr. Sohn from 80% to 90%; and for Mr. Eaglesham (whose target bonus change also reflected his promotion to chief technology officer) from 50% to 60%. Mr. Kallenbach’s target bonus is 60%. The target bonuses for Mr. Gaffney and Mr. Carrington were 80%. See “Executive Compensation-Employment Agreements and Arrangements.”

2009 Annual Bonus Targets and Operational Objectives

The performance measures used to measure attainment of bonus eligibility were based on operational objectives that were connected to a large portion of the Company (i.e., not just manufacturing) and that were strategically beneficial to the Company’s success. In addition to seeking to achieve the specific goals, our aim was to encourage teamwork and an organizational focus on our strategic operating plan.

For all associates, including the named executive officers, the compensation committee assessed Company performance based on accomplishment of certain operational objectives established at the beginning of 2009. The objectives were based on operating goals set forth in our confidential annual operating plan for total watts shipped, module cost, balance of system cost, module efficiency, advanced modules shipped, achievement of project planning milestones on our customer service and enterprise resource planning systems, and volume in new markets. Each operational objective was assigned a percentage weighting based on the importance of the factor to the overall performance of the Company. In addition, each operational metric had a target goal with higher targets (or stretch targets) that would result in multipliers between 1.0 and 2.0 times, and a minimum threshold for each metric which would result in multipliers between 0.5 and 1.0 times, to the metric’s weighting. A 1.0 multiplier was assigned to performance at a level that, while not certain at the time targets were set, we expected we could and should be able to achieve by the end of the year. A 2.0 multiplier was assigned to a performance level that was substantially more uncertain (i.e., that we expected we would have only a 50% chance of achieving by year end). If the minimum threshold level of performance was not achieved, the multiplier for the metric was zero. A 3.0 multiplier was assigned to metrics assigned to an aggregate weight of 55% of the bonus metric at performance levels that were assigned a probability of less than 50% of achieving by year end, with the caveat that no 3.0 multiplier would be applied if performance on any of the metrics was less than 1.0. For 2009, operational objectives were calculated at 1.375 because we achieved or substantially exceeded the target metrics on all but two of the seven performance metrics. Because performance on these two metrics was less than 1.0, no 3.0 multiplier was applied.

The chart below illustrates how the annual bonus was calculated in 2009 for all our associates including our named executive officers, using a hypothetical base salary and target bonus percentage.

Equity-Based Compensation

We are a firm proponent of equity-based compensation because we believe that (i) it aligns the interests of our associates more closely with those of our stockholders, and (ii) for some positions (particularly executive level positions), offering equity-based compensation is key to attracting and retaining associates of the highest caliber. Every associate of the Company is granted equity compensation when hired, with the amount dependent on (i) the associate’s job responsibilities (recognizing that higher level roles may have a greater influence on the ability of the Company to meet its objectives and succeed), and (ii) the region where the associate is located (so that the amount is reflective of local compensation practices and consistent with the compensation market in a particular region). In addition, exempt associates in the United States (and associates in equivalent job categories outside of the United States) receive annual equity compensation grants as part of their annual compensation. In addition to the foregoing variables, the amount of this award further depends on the associate’s individual performance, and associates must maintain a certain performance level to receive an equity grant. The 2009 annual grant was made in April 2009 as described below. Grants made to the named executive officers are more specifically described in the “Grants of Plan Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table.

Equity-based compensation granted to our associates, typically restricted stock units but occasionally stock options, is granted in accordance with our 2006 Omnibus Plan (and subject to stockholder approval, will be granted in the future under our 2010 Omnibus Plan), and any options are issued with exercise prices no less than fair market value as of the date of grant. Some associates, including some of our named executive officers, still hold outstanding option grants granted under the First Solar Holdings, LLC 2003 Unit Option Plan. Since the adoption of the 2006 Omnibus Plan, we have not granted, nor do we anticipate granting, any awards outside of the 2006 Omnibus Plan or the 2010 Omnibus Plan, including any further awards under the 2003 Plan. Subject to stockholder approval of the 2010 Omnibus Plan, no further awards will be granted under the 2006 Omnibus Plan and the remaining share reserve and any future forfeitures under the 2006 Omnibus Plan will be made available for grant under the 2010 Omnibus Plan. Our practice is not to time the date of our equity awards. When making annual equity grants in and for 2009, we generally sought to continue our prior practice. Thus, (i) we made grants to all exempt associates in the United States (including those named executive officers then employed by the Company) and to equivalent job categories outside of the United States, and (ii) we primarily granted restricted stock units (because our stock price volatility can make compensating with options challenging and ultimately more dilutive to stockholders). Though we did not formally condition the vesting or the grant of restricted stock units on performance metrics, prior year’s individual performance and corporate performance affected the value of the grant received.

In 2009, our equity-based compensation grants consisted primarily of grants of restricted stock units. In April 2009, we granted an aggregate of 517,598 restricted stock units under the 2006 Omnibus Plan (which represents approximately 0.61% of our issued and outstanding common stock as of December 26, 2009) to 1,050 associates (including Messrs. Ahearn, Carrington, Gaffney, Meyerhoff, and Sohn), representing approximately 24.7% of our associates at the time of the grant. Equity grants to our named executive officers are more particularly described in the “Grants of Plan Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table. The restricted stock units granted in April 2009 vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date, subject to the named executive officer’s continued employment with us.

In 2009, for the executive officers, including the named executive officers, Mr. Ahearn, who at that time was our chief executive officer, made recommendations to the compensation committee on restricted stock unit grant values with regard to benchmarking data, the officer’s role and responsibility, prior year’s individual performance year and corporate performance. More specifically, using benchmarking data, a matrix of grant values was developed for different roles in the organization, including for the chief executive officer, and a different grant amount was developed for different levels of individual performance, as evidenced by performance evaluations. When making awards to the senior leadership team (which team included our named executive officers then employed), grant value recommendations were determined by bifurcating the matrixed value so that 50% of such value (which value takes into account individual performance) would be made in accordance with the matrix, and the remaining 50% of it would vary based on corporate performance (derived from the annual bonus plan bonus multiplier). Because the 2008 bonus multiplier for senior leadership was 1.0, each member of the senior leader team received the matrixed grant level without further adjustment (50% *1.0) + 50% = 100%.The compensation committee assessed the performance of the chief executive officer and the named executive officers in approving the matrixed value of the annual component of their long-term incentive compensation to be awarded. The actual number of RSUs awarded was then determined by dividing such matrixed value by the average share price over the most recently completed three month period preceding the date of grant.

In March 2010, we used the same methodology to make grants to our senior leadership team in respect of 2009, except for Messrs. Ahearn, Gillette and Kallenbach. Specifically, the CEO made recommendations based on the same factors considered in 2009, including award values set forth in a matrix developed using benchmarking data with 50% of the long-term incentive award grant level was based on the matrixed amount and 50% was based on corporate performance (derived from the annual bonus multiplier). Because the 2009 bonus multiplier was 1.375, each senior leader received 118.75% of their matrixed grant level ((50% * 1.375) + 50% = 118.75%). However, this year we changed the methodology for developing the matrix. To keep grants relatively flat against last year’s grants (which we determined was appropriate given overall market conditions), we used last year’s matrix (developed using the prior peer group). In recognition of Mr. Ahearn’s new status (he now serves solely as our executive chairman), Mr. Ahearn did not receive an equity grant in respect of 2009. Mr. Gillette’s long-term incentive award in respect of 2009 was valued at $5,000,000, pursuant to the terms of his employment agreement. Mr. Kallenbach did not receive an equity award in respect of 2009, because he received a $2,100,000 sign-on equity grant when he joined at the end of 2009.

Sign-On Bonuses and Incentives

For certain roles, we have granted individual incentives or sign-on bonuses to attract the associate to the Company. Often the sign-on bonus is necessary to compensate an associate for the potential compensation from a prior employer the individual must forfeit to join First Solar. This was the case for Messrs. Gillette and Kallenbach (who both forfeited certain compensation from Honeywell International, their former employer, including Mr. Gillette’s interest in a supplemental executive retirement program, a benefit which we do not offer our executives).

In 2009, we agreed to pay Mr. Gillette a one-time cash sign-on bonus of $5,000,000 cash, one half of which was payable in a lump sum less applicable withholdings as soon as practicable following his commencement of employment and the remaining portion of which is payable on October 1, 2010 and we agreed that his annual bonus for 2009 would be no less than $850,000. In 2009, we also agreed to provide Mr. Gillette with $13,000,000 in initial equity awards following commencement of his employment and to provide an additional $5,000,000 in long-term incentive equity awards for each of 2009 and 2010. Of the initial equity awards, a $3,250,000 award (11,986 shares) was issued as fully vested common stock (consisting of 20,313 shares awarded less the 8,327 shares withheld to satisfy certain tax withholding obligations), a $3,250,000 award was issued as fully vested stock options (the number of shares under these options was 34,084 shares, which was determined using the Black Scholes valuation method used by the Company to value its stock options), and a $6,500,000 award was issued as 40,625 restricted stock units that vest in full on the second anniversary of the date of grant (or if earlier, upon a change in control) subject to his continued employment with us but are not otherwise subject to accelerated vesting for earlier termination of employment. The remaining $10,000,000 in equity awards promised were granted in March 2010 under the 2006 Omnibus Plan. While the committee had originally intended the 2010 award to be made in 2011, this award was shifted to 2010 to allow for the grant to be made under the 2006 Omnibus Plan. Mr. Gillette’s 2009 long-term incentive award vests over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date, subject to his continued employment with us. Mr. Gillette’s 2010 long-term incentive award vests ratably at an annual rate of 25% per year (the same rate of vesting of restricted stock units which can be awarded to our other members of the senior leadership team under the 2010 performance equity program, which provides for restricted stock units to be awarded under our 2010 Omnibus Plan, subject to shareholder approval, in respect of 2010 performance) as described in Proposal No. 2: “Approval of First Solar, Inc. 2010 Omnibus Incentive Compensation Plan — New Plan Benefits.” Consistent with the original intent of the grant, the first tranche does not vest until the second anniversary of the date of grant, such that it would vest no sooner than if the grant had been made in 2011. Therefore, subject to Mr. Gillette’s continued employment, the 2010 long-term incentive award will be fully vested on the fifth anniversary of the date of grant. Mr. Gillette’s 2010 long-term incentive award expressly prohibits accelerated vesting for any reason (including change in control) prior to the first anniversary of the date of grant.

In 2009, we paid Mr. Kallenbach a $150,000 one-time cash sign-on bonus, which is subject to recoupment by the Company if his employment terminates for any reason within 12 months following his hire date. In addition, we granted to him restricted stock units valued at $2,100,000 (15,147 restricted stock units) which vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date, subject to his continued employment with us.

In accordance with Mr. Gaffney’s employment agreement, we continue to make quarterly payments on the balance of a $7.0 million sign-on bonus which is payable in 20 equal quarterly installments (payment of such sign-on bonus commenced on March 31, 2008).

Broad-based Benefits Programs and Other Compensation

401(k).  Our named executive officers are entitled to participate in the various benefits programs we offer to all of our associates, including a 401(k) plan, medical plan, dental plan, life insurance plan and long-term and short-term disability plans. Under our 401(k) plan, we make a matching contribution equal to 100% of our associates’ contributions to the plan up to a maximum of 4% of an associate’s plan compensation. In 2009, Messrs. Ahearn, Meyerhoff, Sohn, Eaglesham, Gaffney and Carrington each received the maximum matching contribution of $9,800. Messrs Gillette and Kallenbach did not participate in the plan.

Other Benefits.  Our named executive officers each have vacation entitlements of four weeks per year. For certain of our executives who relocated when they joined the Company, we make payments related to their relocation which are grossed-up for taxes. In 2009, we made such payments to Mr. Sohn ($69,731) and Mr. Carrington ($207,604). These payments are described in more detail in the footnoted table to the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements

We have entered into employment agreements with certain of our executives, including each of our named executive officers. When we have entered into such employment agreements with our executives, it has been the compensation committee’s judgment that such agreements were appropriate and necessary. The employment agreements generally provide for base salary, bonus, benefits and eligibility for equity-based compensation awards, as well as rights to certain payments and benefits upon certain terminations of employment.

For more details on these employment agreements and the compensation and benefits payable or to be provided in the event of a termination of employment, see “Executive Compensation-Employment Agreements and Arrangements” and “Executive Compensation-Potential Payments upon Termination or Change in Control-Potential Payments upon Termination of Employment (Other Than in the Context of a Change in Control).”

Change in Control Severance Agreements

We have entered into change in control severance agreements (“CIC Agreements”) with our named executive officers and certain other key officers and associates. The purpose of these agreements, which are substantially identical, is to align the interest of the executives with our stockholders in any potential change in control situation by mitigating the uncertainty and questions a potential change in control may raise among such executives and associates and allowing them to focus their continued attention and dedication to their assigned duties. The CIC Agreements also provide for “single trigger” vesting of unvested equity-based compensation upon a change in control of the Company thereby ensuring that such executives and associates are fairly compensated for the lost opportunity to realize the value of awards that is typically precipitated by a change in control. When the Company originally entered into the CIC Agreements, the compensation committee reviewed the terms of the CIC Agreements in consultation with an independent consultant, assessed the impact of possible payouts under the CIC Agreements in the event of a change in control and concluded that the CIC Agreements were fair and reasonable. For a further description of compensation provided in the event of a change in control, see “Executive Compensation-Potential Payments Upon Termination or Change in Control-Potential Payments upon a Change in Control.”

Tax and Accounting Implications

Section 162(m) of the Code.  With certain material exceptions, Section 162(m) of the Code limits the deductibility of compensation paid by a public company in any year to $1 million to each of the chief executive officer and the next three most highly paid executive officers other than the chief financial officer. A transition rule generally applies to compensation paid under plans and arrangements in existence on the date of an initial public offering, pursuant to which such compensation will not be subject to the $1 million limit. The Company generally endeavors to avail itself of this transition rule, and expects this transition rule to continue to apply to amounts paid or awards granted prior to the date of the Company’s annual meeting to be held on June 1, 2010. The Company’s 2010 Omnibus Incentive Compensation Plan, which will be submitted for shareholder approval at the annual meeting, is intended to enable most executive compensation to be deductible by the Company under Section 162(m) of the Code; however, the compensation committee has not adopted a policy that all compensation must be deductible, particularly where additional compensation may be needed to attract executives to key leadership positions in the Company. Certain sign-on compensation for Mr. Gillette will not be deductible.

Section 280G of the Code.  Section 280G of the Code denies a tax deduction on certain compensation payments to any “disqualified individual” (which term includes our named executive officers) that are contingent upon a “change in ownership or control” of the Company. A tax deduction for compensation in excess of the disqualified individual’s average taxable compensation is denied, but only if the total change in control payments equal or exceed three times the individual’s average taxable compensation (i.e., the 280G limit). In addition, if the threshold is exceeded, a 20% excise tax is imposed on the “disqualified individual” under Section 4999 of the Code. The Company has entered into change in control severance agreements with certain executive officers, including each of the named executive officers that provides for the Company to gross-up such executive officer for the 20% excise tax if the applicable compensation exceeds 110% of the 280G limit (payments will be cut back to less than the 280G limit if the 110% threshold is not exceeded). The Company has estimated the parachute payments that would have been payable had a change in control occurred and each named executive officer’s employment been terminated on December 26, 2009. See “Executive Compensation-Potential Payments Upon Termination or Change in Control-Potential Payments upon a Change in Control.” As of that date, we estimated that Messrs. Ahearn and Kallenbach were the only named executive officers who would have had payments subject to the tax gross up and deduction disallowance.

Accounting for Equity-Based Compensation.  The Company uses FASB ASC Topic 718 Compensation — Stock for purposes of determining the fair value of its equity-based compensation. The assumptions used in the calculation of these amounts are included in Note 16, “Share-based Compensation” to the Company’s audited financial statements for the fiscal year ended December 26, 2009 included in the Company’s Annual Report on Form 10-K filed with the Commission on February 22, 2010. To see the fair value of awards made to each named executive officer in 2009, see “Executive Compensation — Summary Compensation Table.”

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this report by reference therein.

Since the formation of the compensation committee in October 2006, Michael Sweeney has served on the compensation committee. Paul H. Stebbins has served on the compensation committee since his appointment to the board of directors on December 19, 2006, and Mr. José H. Villarreal has served on the compensation committee since his appointment to the board of directors on September 24, 2007.

The compensation committee is and has been comprised solely of non-associate directors who were each: (i) independent as defined under the NASDAQ listing standards, (ii) a non-associate director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Code.

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

Submitted by the Members of the Compensation Committee

Michael Sweeney (Chair)
Paul H. Stebbins
José H. Villarreal

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our executive chairman, our chief executive officer, our chief financial officer and our three other most highly compensated executive officers in addition to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer of the registrant at the end of the last completed fiscal year (collectively, our “named executive officers”), for the fiscal years ended December 26, 2009, December 27, 2008 and December 29, 2007, respectively.

									Non-Equity
									Incentive	All
					Stock		Option		Plan	Other
		Salary	Bonus		Awards		Awards		Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)		($)(2)		($)(2)		($)(3)	($)(4)	($)

Michael J. Ahearn(5)	2009	525,000	—		3,023,128		—		721,875	10,352	4,280,355
Executive Chairman	2008	507,692	—		3,730,890		—		525,000	552	4,764,134
	2007	450,000	—		3,007,000		—		765,000	—	4,222,000
Robert J. Gillette(6)	2009	202,692	2,500,000	(12)	9,750,080	(16)	3,250,015	(23)	850,000	60	16,552,847
Chief Executive Officer	2008	—	—		—		—		—	—	—
	2007	—	—		—		—		—	—	—
Jens Meyerhoff	2009	390,033	—		1,169,184		—		451,891	19,688	2,030,796
Chief Financial Officer	2008	372,462	—		1,442,162		—		263,340	17,518	2,095,482
	2007	330,000	—		2,841,730		—		365,836	10,241	3,547,807
Bruce Sohn(7)	2009	461,635	—		1,831,296		—		686,813	79,891	3,059,635
President, Director	2008	403,846	—		2,259,320		—		330,000	57,816	3,050,982
	2007	295,190	60,000	(13)	3,274,276	(17)	5,138,025		413,266	73,402	9,254,159
TK Kallenbach(8)	2009	13,462	150,000	(14)	2,100,132	(18)			14,240	—	2,277,834
Executive Vice President,	2008	—	—		—		—		—	—	—
Marketing and Product Management	2007	—	—		—		—		—	—	—
David Eaglesham(9)	2009	318,300	—		1,309,784		—		288,750	10,160	1,926,994
Chief Technology Officer	2008	—	—		—		—		—	—	—
	2007	—	—		—		—		—	—	—
John T. Gaffney (10)	2009	498,558	1,400,000	(15)	974,168	(19)	—		550,000	4,724,060	8,146,786
Executive Vice President	2008	478,846	1,400,000	(15)	5,366,112	(20)	11,016,200	(24)	384,445	8,067	18,653,670
and Corporate Secretary	2007	—	—		—		—		—	—	—
John Carrington (11)	2009	292,613	—		3,036,656	(21)	—		293,972	644,615	4,267,856
Executive Vice President,	2008	261,538	150,000	(14)	4,670,750	(22)	—		209,778	22,178	5,314,244
Global Marketing and Business Development	2007	—	—		—		—		—	—	—

(1)	Salary represents actual salary earned during each applicable year, and includes base salary and actual payments for accrued vacation and holidays.

(2)	The amounts reported in these columns reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 “Stock Compensation,” which excludes the effect of estimated forfeitures. The assumptions and methodologies used in the calculations of these amounts are set forth, for 2009, in Note 16. “Share Based Compensation” to the Company’s audited financial statements for the fiscal year ended December 26, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (or, in the case of grants made prior to 2009, the corresponding footnote in the Company’s Form 10-K for the applicable year). Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our associates is generally recognized over the vesting periods applicable to the awards. The Securities and Exchange Commission’s disclosure rules previously required that we present stock award and option award information for 2008 and 2007 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the Securities and Exchange Commission disclosure rules require that we now present the stock award and option award amounts in the applicable columns of the table above with respect to 2008 and 2007 on a similar basis as the 2009 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the Securities and Exchange Commission’s past disclosure rules, the amounts reported in the table above for stock awards and option awards in 2008 and 2007 differ from the amounts previously reported in our Summary Compensation Table for these years. As a result, to the extent applicable, each named executive officer’s total compensation amounts for 2008 and 2007 also differ from the amounts previously reported in our Summary Compensation Table for these years. For a discussion of specific stock and option awards during 2009, see also “Grants of Plan-Based Awards” below and the narrative discussion that follows.

(3)	For a description of Non-Equity Incentive Plan Compensation, see the disclosure above under “Compensation Discussion and Analysis — Compensation Considerations by Compensation Elements — Cash Incentive Compensation.”

(4)	All Other Compensation is comprised of the following for fiscal 2009, 2008 and 2007:

			Tax Gross-
			Ups for					Total All
		Relocation	Relocation			401 (k)	Insurance	Other
		Benefits	Benefits	Severance		Matching	Benefits	Compensation
Name	Year	($)	($)	($)		Contribution ($)	($)	($)

Michael J. Ahearn	2009	—	—	—		9,800	552	10,352
	2008	—	—	—		—	552	552
Robert J. Gillette	2009	—	—	—		—	60	60
Jens Meyerhoff	2009	—	—	—		9,800	9,888	19,688
	2008	—	—	—		7,750	9,768	17,518
	2007	—	—	—		714	9,527	10,241
Bruce Sohn	2009	50,284	19,447	—		9,800	360	79,891
	2008	29,073	20,633	—		7,750	360	57,816
	2007	39,616	30,007	—		3,779	—	73,402
David Eaglesham	2009	—	—	—		9,800	360	10,160
John T. Gaffney	2009	—	—	4,713,726	(4a)	9,800	534	4,724,060
	2008	—	—	—		7,750	317	8,067
John Carrington	2009	123,486	84,118	427,054	(4b)	9,800	157	644,615
	2008	14,167	3,563	—		4,310	138	22,178

(4a)	Consists of the following severance payments: (1) annual base salary of $500,000, (2) 12 months continuing medical coverage of $13,726, and (3) continued quarterly payments of one-time cash sign-on bonus, totaling $4,200,000.

(4b)	Consists of the following severance payments: (1) annual base salary of $413,328 and (2) 12 months continuing medical coverage of $13,726.

(5)	Mr. Ahearn ceased serving as chief executive officer and began serving solely as executive chairman on October 1, 2009.

(6)	Mr. Gillette’s employment with us commenced on October 1, 2009.

(7)	Mr. Sohn was compensated as a non-associate director until March 11, 2007 and was compensated as a full-time associate for the remainder of 2007.

(8)	Mr. Kallenbach’s employment with us commenced on December 14, 2009.

(9)	Mr. Eaglesham’s employment with us commenced on June 5, 2006. He was not a named executive officer in 2007 or 2008.

(10)	Mr. Gaffney’s employment with us commenced on January 15, 2008 and ceased on December 1, 2009.

(11)	Mr. Carrington’s employment with us commenced on May 5, 2008 and ceased on August 24, 2009.

(12)	Represents a one-time cash sign-on bonus of $5,000,000, of which, 50% was paid on October 8, 2009, and the other 50% will be paid on October 1, 2010, regardless of whether Mr. Gillette remains employed with First Solar through the applicable payment date.

(13)	Represents a one-time bonus to cover the general costs incurred in moving the associate’s place of residence to Phoenix, Arizona.

(14)	Represents a one-time cash sign-on bonus. Mr. Kallenbach’s bonus must be repaid to us if his employment terminates for any reason within 12 months following his hire date.

(15)	Represents installments paid on a one-time cash sign-on bonus equal to $7.0 million payable in 20 equal quarterly installments commencing on March 31, 2008.

(16)	Includes a fully vested sign-on grant on October 12, 2009 of 20,313 shares at a market price of $160.00 per share as of that date and a new hire grant of 40,625 restricted stock units at a market price of $160.00, scheduled to vest in a lump sum on October 12, 2011.

(17)	Includes a fully vested sign-on grant on March 21, 2007 of 917 shares at a market price of $54.50 per share as of that date.

(18)	Represents a new hire grant of 15,147 restricted stock units at a market price of $138.65 which vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date of December 14, 2009.

(19)	Represents a grant of 6,409 restricted stock units at a market price of $152.00, which were initially scheduled to vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date of April 27, 2009. Mr. Gaffney’s employment with us ended on December 1, 2009 and pursuant to his Separation Agreement and General Release, we accelerated the vesting of 1,282 restricted stock units at the termination date. The remaining 5,127 restricted stock units were forfeited.

(20)	Represents a new hire grant of 26,203 restricted stock units at a market price of $204.79, initially scheduled to vest quarterly in 20 equal installments commencing on March 31, 2008. Mr. Gaffney’s employment with us ended on December 1, 2009 and pursuant to his Separation Agreement and General Release, we accelerated the vesting of 17,032 restricted stock units, which represented the remaining unvested number of restricted stock units at the termination date.

(21)	Represents a grant of 19,978 restricted stock units at a market price of $152.00, which were initially scheduled to vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date of April 27, 2009. Mr. Carrington’s employment with us ended on August 24, 2009 and pursuant to his Separation Agreement and General Release, we accelerated the vesting of 3,996 restricted stock units at the termination date. The remaining 15,982 restricted stock units were forfeited.

(22)	Represents a new hire grant of 17,500 restricted stock units at a market price of $266.90, which were initially scheduled to vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date of July 28, 2008. Mr. Carrington’s employment with us ended on August 24, 2009 and according to his Separation Agreement and General Release, we accelerated the vesting of 14,000 restricted stock units, which represented the remaining unvested number of restricted units at the termination date.

(23)	Represents a new hire grant of 34,084 fully vested stock options with an exercise price of $160.00, the fair market value of our shares on October 12, 2009.

(24)	Represents a new hire grant of 100,000 stock options with an exercise price of $267.14, the fair market value of our shares on December 31, 2007, initially scheduled to vest in five equal annual installments commencing on December 31, 2008. Mr. Gaffney’s employment with us ended on December 1, 2009 and pursuant to his Separation Agreement and General Release, we accelerated the vesting of 80,000 options, which represented the remaining unvested number of options at the termination date. The full grant of 100,000 stock options expired unexercised on March 1, 2010.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the year ended December 26, 2009. As of the end of 2009, none of the named executive officers held any performance-based equity or non-equity incentive awards. Unless otherwise noted in the table below, the restricted stock units vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date.

					All		All
					Other		Other Stock
					Stock		Option				Grant
			Estimated Possible		Awards:		Awards:		Exercise		Date Fair
			Payouts Under		Number		Number of		or Base	Market	Value of
			Non-Equity Incentive		of Shares		Securities		Price of	Price on	Stock and
			Plan Awards(1)		of Stock		Underlying		Option	Grant	Option
	Award	Grant	Target	Maximum	or Units		Options		Awards	Date	Awards
Name	Type	Date	($)	($)	(#)		(#)		($/Sh)	($/Sh)	($)(2)

Michael J. Ahearn	RSU	4/27/2009			19,889					152.00	3,023,128
	Annual Cash		525,000	1,050,000
Robert J. Gillette	RSU	10/12/2009			40,625	(3)				160.00	6,500,000
	Stock Award	10/12/2009			20,313	(4)				160.00	3,250,080
	Options	10/12/2009					34,084	(4)	160.00	160.00	3,250,015
	Annual Cash		850,000	1,700,000
Jens Meyerhoff	RSU	4/27/2009			7,692					152.00	1,169,184
	Annual Cash		328,648	657,296
Bruce Sohn	RSU	4/27/2009			12,048					152.00	1,831,296
	Annual Cash		499,500	999,000
TK Kallenbach	RSU	12/14/2009			15,147	(5)				138.65	2,100,132
	Annual Cash		210,000	420,000
David Eaglesham	RSU	4/27/2009			8,617					152.00	1,309,784
	Annual Cash		210,000	420,000
John T. Gaffney	RSU	4/27/2009			6,409					152.00	974,168
	Annual Cash		400,000	800,000
John Carrington	RSU	4/27/2009			19,978					152.00	3,036,656
	Annual Cash		330,662	661,325

(1)	For a description of Non-Equity Incentive Plan compensation, see the disclosure above under “Compensation Discussion and Analysis — Compensation Considerations by Compensation Elements — Cash Incentive Compensation.”

(2)	The grant date fair value of the stock and option awards was determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 16, “Share-based Compensation” to the Company’s audited financial statements for the fiscal year ended December 26, 2009 included in the Company’s Annual Report on Form 10-K filed with the Commission on February 22, 2010.

(3)	These restricted stock units vest in a lump sum on October 12, 2011 with no early acceleration triggers other than change in control.

(4)	These plan-based awards were fully vested upon issuance on October 12, 2009.

(5)	These restricted stock units vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date of December 14, 2009, subject to Mr. Kallenbach’s continued employment with us.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding option and stock awards held by our named executive officers at December 26, 2009.

	Option Awards							Stock Awards(1)
		Number of		Number of
		Securities		Securities					Number of		Market Value
		Underlying		Underlying		Option			Shares or		of Shares or
		Unexercised		Unexercised		Exercise	Option		Units of Stock		Units of Stock
	Grant	Options (#)		Options (#)		Price	Expiration	Grant	That Have Not		That Have
Name	Date	Exercisable		Unexercisable		($/Sh)	Date	Date	Vested		Not Vested(2)

Michael J. Ahearn	—	—		—		—	—	7/30/2007	15,000		2,007,000
	—	—		—		—	—	4/28/2008	10,453		1,398,611
	—	—		—		—	—	4/27/2009	19,889		2,661,148

Total	—	—		—		—	—		45,342		6,066,759
Robert J. Gillette	10/12/2009	34,084	(3)	—		160.00	10/12/2019	10/12/2009	40,625	(4)	5,435,625

Total		34,084		—					40,625		5,435,625
Jens Meyerhoff	11/16/2006	40,000		56,251	(5)	20.00	11/16/2013	7/30/2007	10,500		1,404,900
	—	—		—		—	—	8/16/2007	5,400		722,520
	—	—		—		—	—	4/28/2008	4,040		540,552
	—	—		—		—	—	4/27/2009	7,692		1,029,190

Total		40,000		56,251					27,632		3,697,162
Bruce Sohn	3/21/2007	72,500		67,500	(6)	54.50	3/21/2014	7/30/2007	12,000		1,605,600
	—	—		—		—	—	8/16/2007	6,000		802,800
	—	—		—		—	—	4/28/2008	6,330		846,954
	—	—		—		—	—	4/27/2009	12,048		1,612,022

Total		72,500		67,500					36,378		4,867,376
TK Kallenbach	—	—		—		—	—	12/14/2009	15,147		2,026,669

Total	—	—		—		—	—		15,147		2,026,669
David Eaglesham	11/16/2006	3,627		65,294	(7)	20.00	11/16/2013	7/30/2007	3,300		441,540
	—	—		—		—	—	4/28/2008	4,529		605,980
	—	—		—		—	—	4/27/2009	8,617		1,152,955

Total		3,627		65,294					16,446		2,200,475
John T. Gaffney	1/15/2008	100,000	(8)	—		267.14	3/01/2010	—	—		—

Total		100,000		—				—	—		—
John Carrington	—	—		—		—	—	—	—		—

Total		—		—				—	—		—

(1)	Unless otherwise noted, the restricted stock units vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date, subject to the named executive officer’s continued employment with us.

(2)	The market value was calculated using the closing market price on December 24, 2009 of $133.80.

(3)	These options were fully vested upon issuance.

(4)	These restricted stock units vest in a lump sum on October 12, 2011.

(5)	These options vested with respect to 20% of the underlying shares on June 1, 2007; and thereafter, vest in equal monthly installments for 48 months, subject to Mr. Meyerhoff’s continued employment with us.

(6)	These options vested with respect to 20% of the underlying shares on March 12, 2008; and thereafter, vest in equal monthly installments on the first day of each month for 48 months, subject to Mr. Sohn’s continued employment with us.

(7)	These options vested with respect to 20% of the underlying shares on June 5, 2007; and thereafter, vest in equal monthly installments on the first day of each month for 48 months, subject to Mr. Eaglesham’s continued employment with us.

(8)	These options vested on December 1, 2009, in accordance with Mr. Gaffney’s employment agreement and subsequently expired unexercised.

Option Exercises and Stock Vested

The following table provides information, on an aggregate basis, about stock options that were exercised and stock awards that vested during the fiscal year ended December 26, 2009 for each of the named executive officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise(1)	Vesting (#)	on Vesting(2)

Michael J. Ahearn	—	—	7,614	$1,251,119
Robert J. Gillette	—	—	20,313	$3,250,080
Jens Meyerhoff	10,000	$1,611,450	6,311	$1,010,902
Bruce Sohn	—	—	7,583	$1,209,923
TK Kallenbach	—	—	—	—
David Eaglesham	43,529	$5,184,284	2,233	$357,071
John T. Gaffney	—	—	23,555	$3,002,120
John Carrington	—	—	21,496	$2,820,594

(1)	Value reflects the market value of our common stock at exercise less the exercise price.

(2)	Value reflects the market value of our common stock on the vesting date. For a discussion of vesting of restricted stock units, see the disclosure above under “Equity-Based Compensation.”

Pensions and Nonqualified Deferred Compensation

We do not currently provide our named executive officers with pension benefits (other than a tax-qualified 401(k) plan benefit) or other nonqualified deferred compensation arrangements (other than such arrangements, disclosed elsewhere in this proxy statement) that could be characterized as nonqualified deferred compensation arrangements under Section 409A of the Code.

Employment Agreements and Arrangements

Michael J. Ahearn

Effective as of November 3, 2008, we entered into an amended and restated employment agreement with Mr. Michael J. Ahearn, then our chief executive officer, which was amended effective as of October 1, 2009 to reflect Mr. Ahearn’s change in role from chief executive officer to executive chairman. Under the terms of his employment agreement, as amended, Mr. Ahearn is entitled to an annual base salary of $525,000 (subject to annual increases at our discretion) and receives standard health benefits and four weeks of vacation per year. Our employment agreement with Mr. Ahearn provides that, in the event Mr. Ahearn’s employment is terminated by us without cause, Mr. Ahearn will receive the following: (a) severance equal to one year of his annual base salary, payable over the 12 months following termination, (b) continued medical benefits until the earlier of 12 months following termination and the executive’s coverage under any other medical benefits plan and (c) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards (which equity will remain exercisable for one year plus 90 days after such employment termination). The additional vesting in clause (c) also applies in the event Mr. Ahearn’s employment terminates due to his death or disability. In the event of termination of Mr. Ahearn’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. Mr. Ahearn must sign a release in order to receive severance payments.

Mr. Ahearn is also subject to a separate confidentiality agreement and a separate non-competition and non-solicitation agreement, which provides that Mr. Ahearn will not compete with the Company or solicit Company associates for two years after termination of his employment.

Mr. Ahearn has also entered into a separate amended and restated CIC Agreement with the Company, the terms of which are described in “-Potential Payments Upon Termination or Change in Control-Potential Payments upon a Change in Control-Change in Control Severance Agreements.”

Robert J. Gillette

Effective as of October 1, 2009, we entered into an employment agreement with Mr. Robert J. Gillette, our chief executive officer. Under the terms of his employment agreement, Mr. Gillette is entitled to an annual base salary of $850,000 (subject to annual increases at our discretion), is eligible to receive a discretionary annual bonus and receives standard benefits (including eligibility to participate in the Company’s equity incentive plans) and four weeks of vacation per year. With respect to the annual bonus, the Company agreed that Mr. Gillette’s target bonus for 2009 and 2010 would be 100% of his annual base salary and that his bonus for 2009 would be no less than $850,000. With respect to Mr. Gillette’s participation in the Company’s equity incentive programs, the Company agreed that the equity grant date value of Mr. Gillette’s restricted stock unit awards made in respect of each of fiscal years 2009 and 2010 would be $5,000,000.

The Company also provided Mr. Gillette with the following additional compensation: (a) an initial cash sign-on bonus of $5,000,000, one half of which was payable in a lump sum less applicable withholdings within 15 days of October 1, 2009 and the remainder of which is payable on October 1, 2010 (regardless of whether Mr. Gillette is then employed by the Company), (b) 20,313 fully vested shares of common stock having an aggregate fair market value on the date of grant equal to $3,250,000, (c) 34,084 fully vested stock options having an aggregate Black-Scholes value on the date of grant equal to $3,250,000, with a 10 year term and a 3 year post-termination exercise period (which period shall not in any event extend beyond the 10 year term), and (d) 40,625 restricted stock units having a fair market value on the date of grant equal to $6,500,000. Equity-based awards are rounded up to the next whole share. Such restricted stock units vest in full on the second anniversary of the date of grant (or if earlier, upon a change in control) but are not otherwise subject to accelerated vesting for earlier termination of employment.

Our employment agreement with Mr. Gillette provides that, in the event Mr. Gillette’s employment is terminated by us without cause, Mr. Gillette will receive the following: (a) a lump sum cash severance payment equal to two years of his annual base salary, payable within 10 business days following the effective date of a release of claims in favor of the Company, (b) continued medical benefits until the earlier of 24 months following termination and the executive’s coverage under any other medical benefits plan and (c) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards (other than with respect to the initial restricted stock unit award described in the previous paragraph) with any options to remain exercisable for one year plus 90 days after such employment termination (e.g., should he be granted options beyond the initial stock options (the post-termination exercise period for which is as described in the previous paragraph)). In the event of termination of Mr. Gillette’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation.

Mr. Gillette is also subject to a separate confidentiality agreement and a separate non-competition and non-solicitation agreement, which provides that Mr. Gillette will not compete with the Company or solicit Company associates for two years after termination of his employment.

Mr. Gillette has also entered into a separate CIC Agreement with the Company, the terms of which are described in “-Potential Payments Upon Termination or Change in Control-Potential Payments upon a Change in Control-Change in Control Severance Agreements.”

Jens Meyerhoff

Effective as of December 30, 2008, we entered into an amended and restated employment agreement with Mr. Jens Meyerhoff, our chief financial officer, which was amended in July 2009 to provide for accelerated vesting of his new hire equity grant upon a termination of employment without cause (Mr. Meyerhoff’s new hire equity grant, made in November 2006, consisted of 187,501 options with a $20.00 per share exercise price. These options vested with respect to 20% of the underlying shares on June 1, 2007; and thereafter have continued to vest in equal monthly installments). Under the terms of his employment agreement, Mr. Meyerhoff is entitled to an annual base salary of $391,248 (subject to annual increases at our discretion) and the opportunity to participate in the Company’s annual bonus program with a target bonus percentage of at least 70% of his annual base salary. As part of our regular compensation review (and also following a special review related to the change in our peer group), Mr. Meyerhoff’s annual base salary and target bonus percentage were adjusted to $410,810 and 80%, respectively. Mr. Meyerhoff also is eligible for standard health benefits, or, in lieu thereof and at Mr. Meyerhoff’s election, separate medical insurance benefits, with costs reimbursed by us. Mr. Meyerhoff also receives four weeks of vacation per year. Our employment agreement with Mr. Meyerhoff provides that, in the event Mr. Meyerhoff’s employment is terminated by us without cause, Mr. Meyerhoff will receive the following: (a) severance equal to 18 months of his annual base salary, payable over the 18-month period following termination of employment, (b) continued medical benefits for 18 months, (c) full vesting of the unvested portion of Mr. Meyerhoff’s new hire equity grant, which options will remain exercisable for one year plus 90 days after such employment termination, (d) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards other than the new hire equity grant (which equity will remain exercisable for one year plus 90 days after such employment termination) and (e) certain relocation benefits, if his employment terminates on or before December 31, 2009 (which did not occur). The additional vesting described in clause (d) applies to all equity awards in the event Mr. Meyerhoff’s employment terminates due to his death or disability. In the event of termination of Mr. Meyerhoff’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. Mr. Meyerhoff must sign a release in order to receive severance payments.

Mr. Meyerhoff is also subject to a separate confidentiality agreement and a separate non-competition and non-solicitation agreement, which provides that Mr. Meyerhoff will not compete with the Company or solicit Company associates for 18 months after termination of his employment.

Mr. Meyerhoff has also entered into a separate amended and restated CIC Agreement with the Company, the terms of which are described in “-Potential Payments Upon Termination or Change in Control-Potential Payments upon a Change in Control-Change in Control Severance Agreements.”

Bruce Sohn

Effective as of November 11, 2008, we entered into an amended and restated employment agreement with Mr. Bruce Sohn, our president, which was amended in July 2009 to provide for accelerated vesting of his new hire equity grant upon a termination of employment without cause. (Mr. Sohn’s new hire equity grant, made in March 2007, consisted of 150,000 options with a $54.50 per share exercise price. These options vested with respect to 20% of the underlying shares on March 12, 2008; and thereafter have continued to vest in equal monthly installments) Under the terms of his employment agreement, Mr. Sohn is entitled to an annual base salary of $462,500 (subject to annual increases at our discretion) and the opportunity to participate in the Company’s annual bonus program with a target bonus percentage of at least 80% of his annual base salary. As part of our regular compensation review (and also following a special review related to the change in our peer group), Mr. Sohn’s annual base salary and target bonus percentage were adjusted in November 2009 to $555,000 and 90%, respectively.

Mr. Sohn receives standard health benefits and four weeks of vacation per year. During 2009, Mr. Sohn also received $69,731 to cover ongoing expenses related to his relocation to Phoenix.

Our employment agreement with Mr. Sohn provides that, in the event Mr. Sohn’s employment is terminated by us without cause, Mr. Sohn will receive the following: (a) severance equal to 24 months of his annual base salary, payable over the 24-month period following termination of employment, (b) continued medical benefits for 24 months, (c) full vesting of the unvested portion of Mr. Sohn’s new hire equity grant, which options will remain exercisable for one year plus 90 days after such employment termination and (d) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards other than the new hire equity grant (which equity will remain exercisable for one year plus 90 days after such employment termination). The additional vesting described in clause (d) applies to all equity awards in the event Mr. Sohn’s employment terminates due to his death or disability. In the event of termination of Mr. Sohn’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. Mr. Sohn must sign a release in order to receive severance payments.

Mr. Sohn is also subject to a separate confidentiality agreement and a separate non-competition and non-solicitation agreement, which provides that Mr. Sohn will not compete with the Company or solicit Company associates for 24 months after termination of his employment.

Mr. Sohn has also entered into a separate amended and restated CIC Agreement with the Company, the terms of which are described in “-Potential Payments Upon Termination or Change in Control-Potential Payments upon a Change in Control-Change in Control Severance Agreements.”

TK Kallenbach

Effective as of December 14, 2009, we entered into an employment agreement with T.L. (“TK”) Kallenbach, our executive vice president, marketing and product management. Under the terms of his employment agreement, Mr. Kallenbach is entitled to an annual base salary of $350,000 (subject to annual increases at our discretion), the opportunity to participate in the Company’s annual bonus program with a target annual bonus of 60%, standard health benefits and four weeks of vacation per year. The Company also provided Mr. Kallenbach with the following additional compensation: (a) an initial cash sign-on bonus of $150,000, which must be repaid if Mr. Kallenbach’s employment terminates for any reason within 12 months following his hire date, and (b) a $2,100,000 restricted stock unit award, consisting of 15,147 restricted stock units (the award value rounded up to the next whole share) that vest over four years 20%, 20%, 20% and 40%, respectively, on the anniversary of the grant date, subject to his continued employment with us.

Our employment agreement with Mr. Kallenbach provides that, in the event Mr. Kallenbach’s employment is terminated by us without cause, Mr. Kallenbach will receive the following: (a) severance equal to one year of his annual base salary, payable over the 12 months following termination, (b) continued medical benefits until the earlier of 12 months following termination and the executive’s coverage under any other medical benefits plan and (c) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards (which equity will remain exercisable for one year plus 90 days after such employment termination). In the event of termination of Mr. Kallenbach’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. Mr. Kallenbach must sign a release in order to receive severance payments.

Mr. Kallenbach is also subject to a separate confidentiality agreement and a separate non-competition and non-solicitation agreement, which provides that Mr. Kallenbach will not compete with the Company or solicit Company associates for twelve months after termination of his employment.

Mr. Kallenbach has also entered into a separate CIC Agreement with the Company, the terms of which are described in “-Potential Payments Upon Termination or Change in Control-Potential Payments upon a Change in Control-Change in Control Severance Agreements.”

David Eaglesham

Effective as of December 1, 2008, we entered into an amended and restated employment agreement with Mr. David Eaglesham, then our vice president, technology which was amended effective November 16, 2009 to reflect Mr. Eaglesham’s promotion to chief technology officer and the corresponding changes to his annual base salary and target bonus percentage. Under the terms of his employment agreement, Mr. Eaglesham is entitled to an annual base salary of $350,000 (subject to annual increases at our discretion) and the opportunity to participate in the Company’s annual bonus program with a target bonus percentage of at least 60% of his annual base salary. Mr. Eaglesham also is eligible to receive standard health benefits and four weeks of vacation per year. Our employment agreement with Mr. Eaglesham provides that, in the event Mr. Eaglesham’s employment is terminated by us without cause, Mr. Eaglesham will receive the following: (a) severance equal to 12 months of his annual base salary, payable over the 12-month period following termination of employment, (b) continued medical benefits for 12 months, (c) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards (which equity will remain exercisable for one year plus 90 days after such employment termination). In the event of termination of Mr. Eaglesham’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. Mr. Eaglesham must sign a release in order to receive severance payments.

Mr. Eaglesham is also subject to a separate confidentiality agreement and a separate non-competition and non-solicitation agreement, which provides that Mr. Eaglesham will not compete with the Company or solicit Company associates for 18 months after termination of his employment.

Mr. Eaglesham has also entered into a separate amended and restated CIC Agreement with the Company, the terms of which are described in “-Potential Payments Upon Termination or Change in Control-Potential Payments upon a Change in Control-Change in Control Severance Agreements.”

John T. Gaffney

Effective as of December 29, 2008, we entered into an amended and restated employment agreement with Mr. John T. Gaffney to serve as our executive vice president and corporate secretary, in charge of legal and government affairs. Effective December 1, 2009, the Company and Mr. Gaffney mutually agreed to end Mr. Gaffney’s employment. Under the terms of his agreement, Mr. Gaffney was eligible to receive (a) a lump sum payment equal to his annual base salary of $500,000, (b) payment for his accrued but unused vacation, (c) full vesting of his new hire equity awards, (d) continuation of quarterly payments of a $7,000,000 sign-on bonus, (e) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards other than the new hire equity grant (which equity will remain exercisable for one year plus 90 days after such employment termination), and (f) continued medical benefits for 12 months.

In addition, the Company agreed to pay Mr. Gaffney a bonus (at such time as bonuses were made to other associates) equal to the amount he would have received had he been employed on the last day of the year. Because Mr. Gaffney’s accrued and unused vacation time was deemed service credit through the end of 2009, the bonus payment was not pro-rated. Mr. Gaffney’s severance payments were conditioned on his signing of a release in the Company’s favor.

Mr. Gaffney remains subject to a separate confidentiality agreement. Also, Mr. Gaffney is subject to a separate non-competition and non-solicitation agreement under which he has agreed that he will not compete with the Company or solicit Company associates for 12 months after termination of his employment. Following a review, the Company advised Mr. Gaffney it would not enforce the non-competition provision of such agreement in connection with Mr. Gaffney’s employment with another solar company.

John Carrington

Effective as of November 3, 2008, we entered into an amended and restated employment agreement with Mr. John Carrington to serve as our executive vice president, global marketing and business development, which agreement was amended in July 2009 to provide for accelerated vesting of his new hire equity grant (17,500 restricted stock units granted in July 2008) upon a termination of employment without cause. Effective August 24, 2009, the Company and Mr. Carrington mutually agreed to end Mr. Carrington’s employment. Under the terms of his employment agreement, Mr. Carrington was entitled to (a) one year’s continuation of his $413,328 base salary (which the Company agreed to pay out in a lump sum) (b) payment of his 2009 unused vacation, (c) continued medical benefits until the earlier of 12 months following termination and his coverage under any other medical benefits plan, (d) full vesting of his new hire equity grant, and (e) an additional 12 months service credit for purposes of determining vesting of equity-based compensation (other than his new hire equity grant). In addition, the Company agreed to pay him a pro-rata bonus determined in the same manner and payable at the same time as it paid bonuses to all associates under the annual bonus program. Mr. Carrington’s severance payments were conditioned on his signing of a release in the Company’s favor.

Mr. Carrington is also subject to a separate confidentiality agreement and a separate non-competition and non-solicitation agreement, which provides that Mr. Carrington will not compete with the Company or solicit Company associates for 12 months after termination of his employment.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination of Employment (Other Than in the Context of a Change in Control)

The table below reflects the estimated amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination without good reason, voluntary termination with good reason, involuntary termination without cause, termination with cause and termination due to disability or death of the executive, in each case, other than in connection with a change in control, is shown below. The amounts shown assume that such termination was effective as of December 26, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. For purposes of the calculations below, we have used a share value of $133.80 per share, which was the closing price of our common stock on December 24, 2009, the last trading day in the 2009 fiscal year. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company.

For descriptions relating to these payments and benefits, including any release, non-competition, non-solicitation or similar requirements, see “-Employment Agreements and Arrangements.” The amounts do not include amounts payable pursuant to the Company’s contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

	Voluntary		Voluntary
	Termination		Termination		Involuntary
	Without		With		Not for		Involuntary		Termination		Termination
	Good		Good		Cause		for Cause		Due to		Due to
	Reason		Reason		Termination		Termination		Death		Disability
Name	($)		($)		($)		($)		($)		($)

Michael J. Ahearn
Cash Severance	—		—		525,000	(1)(2)	—		525,000	(6)	525,000	(6)
Medical Insurance	—		—		9,505	(1)(3)	—		—		—
Equity Treatment	—		—		1,551,010	(4)	—		1,551,010	(4)	1,551,010	(4)
Relocation Benefits	—		—		—		—		—		—

TOTAL	—		—		2,085,515		—		2,076,010		2,076,010
Robert J. Gillette
Cash Severance	2,500,000	(7)	2,500,000	(7)	4,200,000	(1)(7)	2,500,000	(7)	3,350,000	(6)(7)	3,350,000	(6)(7)
Medical Insurance	—		—		17,418	(1)(3)	—		—		—
Equity Treatment	—		—		—		—		—		—
Relocation Benefits	—		—		—		—		—		—

TOTAL	2,500,000		2,500,000		4,217,418		2,500,000		3,350,000		3,350,000
Jens Meyerhoff
Cash Severance	—		—		616,215	(1)(2)	—		328,648	(6)	328,648	(6)
Medical Insurance	—		—		14,292	(1)	—		—		—
Equity Treatment	—		—		7,451,560	(8)	—		5,317,696	(4)	5,317,696	(4)
Relocation Benefits	—		—		200,000	(5)	—		—		—

TOTAL	—		—		8,282,067		—		5,646,344		5,646,344
Bruce Sohn
Cash Severance	—		—		1,110,000	(1)(2)	—		499,500	(6)	499,500	(6)
Medical Insurance	—		—		27,451	(1)	—		—		—
Equity Treatment	—		—		6,689,813	(8)	—		3,716,063	(4)	3,716,063	(4)
Relocation Benefits	—		—		—		—		—		—

TOTAL	—		—		7,827,264		—		4,215,563		4,215,563
TK Kallenbach
Cash Severance	—		—		350,000	(1)	—		10,356	(6)	10,356	(6)
Medical Insurance	—		—		9,505	(1)(3)	—		—		—
Equity Treatment	—		—		405,414	(4)	—		405,414	(4)	405,414	(4)
Relocation Benefits	—		—		—		—		—		—

TOTAL	—		—		764,919		—		415,770		415,770
David Eaglesham							—
Cash Severance	—		—		350,000	(1)(2)	—		210,000	(6)	210,000	(6)
Medical Insurance	—		—		13,726	(1)	—		—		—
Equity Treatment	—		—		5,483,047	(4)	—		5,483,047	(4)	5,483,047	(4)
Relocation Benefits	—		—		—		—		—		—

TOTAL	—		—		5,846,773		—		5,693,047		5,693,047

(1)	Estimates based on aggregate payments to be made over severance period as follows: (a) Messrs. Ahearn, Eaglesham, and Kallenbach (12 months); (b) Mr. Meyerhoff (18 months); and (c) Messrs. Gillette and Sohn (24 months).

(2)	Severance payments may be reduced by any compensation that the Executive earns from employment during the respective severance period following such termination of employment.

(3)	Continued medical coverage will be provided by the Company, until the earlier of (i) the end of the severance period and (ii) the date the executive obtains coverage under any other medical benefits plan. Estimated value of continued medical coverage based on 2010 costs for this benefit.

(4)	Estimated aggregate value of 12 months acceleration of the vesting of all equity-based compensation.

(5)	Estimated amount payable with respect to Mr. Meyerhoff’s post-termination relocation benefit based on the assumption that relocation expenses would have been approximately the same as his relocation expenses related to his move from California to Arizona upon the commencement of employment. Actual amounts that would have been payable might have varied because his relocation benefit was not restricted with respect to location.

(6)	Our Non-Equity Incentive Compensation plan requires that all associates be employed through the end of the calendar year in order to receive a bonus payout, with the following exceptions: retirement, death, and U.S. long-term disability. These exceptions allow eligibility for a pro-rated award based on days of service completed during the performance year. Calculation assumes a payout at target.

(7)	Represents a one-time cash sign-on bonus of $5,000,000, of which, 50% was paid on October 8, 2009, and the other 50% will be paid on October 1, 2010, regardless of whether Mr. Gillette remains employed with First Solar through the applicable payment date.

(8)	Estimated aggregate value of 12 months acceleration of the vesting of all equity-based compensation and full vesting of new hire option award.

Potential Payments upon a Change in Control

Consequences of change in control under equity-based compensation plans

2006 Omnibus Incentive Compensation Plan.  The 2006 Omnibus Plan provides that, unless otherwise provided in an award agreement, in the event of a change of control (as defined below) of the Company, unless provision is made in connection with the change of control for assumption of, or substitution for, awards previously granted, any equity awards outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control, and cash incentive awards will be paid out as if the change of control date were the last day of the performance period and assuming target level of performance and all other awards will be deemed exercisable.

The term “change of control” in the 2006 Omnibus Plan is defined as the occurrence of any of the following events:

•	during any period of 24 consecutive months, a change in the composition of a majority of our board of directors that is not supported by a majority of the incumbent board of directors;

•	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets, subject to certain exceptions for transactions that would not constitute a change in control;

•	the approval by our stockholders of a plan of our complete liquidation or dissolution; or

•	an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than the greater of (a) 20% and (b) the percentage of the combined voting power of the outstanding voting securities owned by certain specified stockholders, including the Estate of John T. Walton and its beneficiaries, JCL Holdings, LLC and its beneficiaries, JTW Trust No. 1 UAD 9/19/02 and its beneficiaries, and Michael Ahearn and his family at the time of such acquisition, with certain exceptions for certain acquisitions.

2003 Unit Option Plan.  The 2003 Plan permits the Company to accelerate the exercisability and vesting of options in the event of a change in control, but does not require the Company to do so.

Change in Control Severance Agreements

The Company has entered into change in control severance agreements, referred to as the CIC Agreements, with its executive officers and certain senior management, including each of its named executive officers. Under the CIC Agreements, if a change in control (substantially as defined in the 2006 Omnibus Plan) occurs, the executive would become immediately entitled to accelerated vesting of all equity-based, long-term incentive and cash incentive compensation awards (other than awards which by their express terms do not accelerate under the CIC Agreements).

An executives who is a party to a CIC Agreement will also be entitled to severance payments and benefits if the executive’s employment with the Company is terminated in anticipation of a change in control or if, during the two-year period after a change in control, the executive’s employment is terminated without cause or the executive resigns for good reason (which includes material changes in an executive’s duties, responsibilities or reporting relationships, failure to provide equivalent compensation and benefits and being required to relocate 50 or more miles) (such termination, a “qualifying termination”). If terminated or separated from the Company under those circumstances, the executive would be entitled to the following additional benefits under the CIC Agreement:

•	a lump-sum cash severance payment equal to two times the sum of (i) the greater of the executive’s base salary in effect immediately prior to the date of termination and the executive’s base salary in effect immediately prior to the change in control and (ii) the greater of the average annual cash bonus for the previous three calendar years (or such shorter period as the executive was employed by us) and the target annual bonus for the year of termination;

•	a pro-rated target annual bonus;

•	the continuation of, or reimbursement for, welfare and fringe benefits for 18 months after termination of employment; and

•	reimbursement for the cost of executive-level outplacement services (subject to a $20,000 ceiling).

To obtain severance benefits under a CIC Agreement, an executive must first execute a separation agreement with the Company that includes a waiver and release of any and all claims against the Company. For terminations other than a qualifying termination following a change in control, the executive is entitled to accrued rights only.

In addition to the foregoing, in accordance with the CIC Agreements, the Company will make certain tax “gross-up” payments to the executive to cover excise taxes that may be imposed under Section 280G of the Code in connection with qualifying termination payments (including the acceleration of equity-based, long-term incentive and cash compensation upon a change in control) unless the value of the payments and benefits in connection with the change in control does not exceed by more than 10% of the maximum amount payable without triggering any such taxes, in which case the payments and benefits will be reduced to such maximum amount.

The table below shows the amounts that would be payable to each of the named executive officers in the event of a qualifying termination following a change in control, if a change of control and the qualifying termination had occurred on December 26, 2009, using a share value of $133.80 per share, which was the closing price of our common stock on December 24, 2009, the last trading day in the 2009 fiscal year.

The amounts do not include amounts payable pursuant to the Company’s contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

			Estimated
	Cash	Value of	Value of	Estimated	Estimated
	Severance	Accelerated	Medical and	Value of	Value of
	Payment	Equity	Welfare	Outplacement	280G Gross Up
	Amount	Awards	Benefits	Assistance	Payment	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Michael J. Ahearn	2,916,250	6,066,760	15,406	20,000	2,606,050	11,624,466
Robert J. Gillette	6,750,000 (6)	5,435,625	14,212	20,000	—	12,219,837
Jens Meyerhoff	1,870,980	10,098,525	215,440	20,000	—	12,204,945
Bruce Sohn	2,608,501	10,220,126	21,737	20,000	—	12,870,364
TK Kallenbach	1,130,356	2,026,669	15,406	20,000	915,426	4,107,857
David Eaglesham	1,373,079	9,630,932	21,737	20,000	—	11,045,748

(1)	The Company will pay the executive an amount equal to two times the sum of (A) the executive’s annual base salary (without regard to any reduction giving rise to good reason) and (B) the greater of (i) the annual bonus and (ii) the average of the annual cash bonuses payable to the executive in respect of the three (3) calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three (3) full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he/she has been employed. Further, the Company will pay the executive an amount equal to the product of (A) the executive’s annual bonus and (B) a fraction, the numerator of which is the number of days in the Company’s fiscal year containing the termination date that the executive was employed by the Company or any affiliate, and the denominator of which is 365, in a lump-sum payment on the tenth business day after the release effective date.

(2)	Vesting of equity awards is a “single-trigger” benefit; the awards vest upon a change in control.

(3)	Estimated value of 18 months continued medical and welfare benefits based on 2010 costs for these benefits. This column also includes, in the case of Mr. Meyerhoff, his contractual relocation benefit upon termination of employment.

(4)	Assumes maximum payment of $20,000 which may be made for outplacement assistance.

(5)	Assumes highest applicable federal and state income tax rates.

(6)	Includes a one-time cash sign-on bonus of $5,000,000, of which, 50% was paid on October 8, 2009, and the other 50% will be paid on October 1, 2010, regardless of whether Mr. Gillette remains employed with the Company through the applicable payment date, and regardless of whether a change in control occurs.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Upon the recommendation of the nominating and governance committee of the board of directors, the board of directors has nominated for election at the annual meeting the following slate of nine nominees. Information about these nominees is provided above under the heading “Directors.” Each of the nominees, other than William J. Post, is currently serving as a director of the Company. The persons appointed in the enclosed proxy intend to vote such proxy for the election of each of the nine nominees named below, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees. The Company expects each nominee for election as a director at the annual meeting to be able to accept such nomination. If any nominee is unable to accept the nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless you have withheld authority.

Nominees

The board of directors has nominated for election to the board of directors the following nine nominees:

Michael J. Ahearn
Robert J. Gillette
Craig Kennedy
James F. Nolan
William J. Post
J. Thomas Presby
Paul H. Stebbins
Michael Sweeney
José H. Villarreal

Required Vote

The nine nominees receiving the highest number of affirmative votes of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

PROPOSAL NO. 2
APPROVAL OF THE FIRST SOLAR, INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN

General

The board of directors has adopted, subject to stockholder approval, the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan (the Omnibus Plan). The board has adopted the Omnibus Plan so that the Company may grant compensatory awards, including “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The purpose of the Omnibus Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its affiliates and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Omnibus Plan is intended to replace the 2006 Omnibus Incentive Compensation Plan (the “2006 Plan”), which had been adopted prior to our initial public offering. If approved by shareholders, the 2006 Plan share reserve will be transferred to the Omnibus Plan and any forfeitures under the 2006 Plan will become available for grant under the Omnibus Plan.

Comparison of Omnibus Plan to 2006 Plan

The Omnibus Plan differs from the 2006 Plan primarily in that the Omnibus Plan (i) incorporates additional performance criteria applicable to performance compensation awards and enables the Company to grant “performance based compensation” within the meaning of Section 162(m) of the Code, (ii) reflects changes in the law (such as Section 409A of the Code), and (iii) responds to other compensation and governance trends.

As of April 15, 2010, a total of 85,291,195 shares of common stock were available for issuance under the 2006 Plan. We anticipate that the Omnibus Plan share reserve (6,000,000 shares) together with the transferred reserve from the 2006 Plan will be sufficient for approximately five years’ worth of grants. Our board of directors believes that the potential dilution from equity issuances to be made under the Omnibus Plan is reasonable. Approval of the Omnibus Plan is important in that it allows us to continue awarding equity incentives, which are an important component of our overall compensation program.

New Plan Benefits

We intend to operate our annual bonus plan and long-term incentive award program under the Omnibus Plan. In addition, we anticipate that, subject to shareholder approval, the stock component of our non-associate director compensation would be made under the Omnibus Plan. The table below sets forth: (i) the target bonuses under the Omnibus Plan communicated to our associates for 2010, subject to shareholder approval, pursuant to which our associates will be eligible to receive a cash bonus in 2011, (ii) the maximum long-term incentive awards that may be earned under a performance equity program, pursuant to which our senior executives, excluding our executive chairman and chief executive officer, will be eligible to receive an award of restricted stock units in 2011, and (iii) for the non-executive director group, the value of our common stock we expect to grant to our non-associate directors under the Omnibus Plan, to satisfy the stock component of their compensation for the second, third and fourth quarters of 2010.

The above-referenced performance equity program, which will operate under the Omnibus Plan, subject to shareholder approval, affords eligible senior executives the opportunity to receive a restricted stock unit award in 2011, which award will vest 25% per year, commencing on the first anniversary of the grant date such that the award would be fully vested five years after the date of grant if 2010 operating income (calculated before the impact of stock-based compensation and with foreign exchange rates normalized to the rate used in preparing our annual operating plan) exceeds a certain target level. The compensation committee anticipates that it will exercise negative discretion to reduce the long-term incentive awards below the maximum awards to reflect individual and corporate performance and otherwise align the awards to long-term incentive grants that may be made to the rest of the organization in 2011. However, it is not possible at this time to determine how this discretion will be exercised. The chart below does not contain the maximum number of RSUs that will be granted. This number will be determined on the grant date by dividing the intended grant value by the average share price for the three full months preceding the date of grant.

NEW PLAN BENEFITS
2010 Omnibus Incentive Compensation Plan

Name and Position	Incentive Type	Dollar Value ($)

Michael J. Ahearn	Target Bonus	$—
Executive Chairman	Maximum LTI	$—

	Total	$—
Robert J. Gillette	Target Bonus	$850,000
Chief Executive Officer	Maximum LTI	$—

	Total	$850,000
Jens Meyerhoff	Target Bonus	$328,648
Chief Financial Officer	Maximum LTI	$2,000,000

	Total	$2,328,648
Bruce Sohn	Target Bonus	$499,500
President	Maximum LTI	$3,200,000

	Total	$3,699,500
TK Kallenbach	Target Bonus	$210,000
Executive Vice President, Marketing & Product Management	Maximum LTI	$1,500,000

	Total	$1,710,000
David Eaglesham	Target Bonus	$210,000
Chief Technology Officer	Maximum LTI	$1,500,000

	Total	$1,710,000
Executive Group (9 individuals)	Target Bonus	$2,604,053
	Maximum LTI	$12,600,000

	Total	$15,204,053
Non-Executive Director Group (7 individuals)	Stock Awards	$507,692
Non-Executive Officer Employee Group	Target Bonus	$30,354,947
	Maximum LTI	$2,600,000

	Total	$32,954,947

Summary of the Plan

The following is a summary of the principal features of the Omnibus Plan. This description is qualified in its entirety by the terms of the Omnibus Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated by reference herein.

Types of Awards.  The Omnibus Plan would provide for the grant of options intended to qualify as incentive stock options under Section 422 of the Code (ISOs), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted share awards, restricted stock units (RSUs), performance units, cash incentive awards, performance compensation awards and other equity-based and equity-related awards. Awards may be granted in tandem with other awards.

Plan Administration.  The Omnibus Plan would be administered by the Compensation Committee of our board of directors or such other committee as our board designates to administer the Omnibus Plan (the “Committee”). Subject to the terms of the Omnibus Plan and applicable law, the Committee would have sole and plenary authority to administer the Omnibus Plan, including, but not limited to, the authority to (i) designate plan participants, (ii) determine the type or types of awards to be granted to a participant, (iii) determine the number of shares of our common stock to be covered by awards, or which payments, rights or other matters are to be calculated in connection with, awards, (iv) determine the terms and conditions of awards, (v) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, shares, other securities, other awards, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Omnibus Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the Omnibus Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (xi) amend an outstanding award or grant a replacement award for an award previously granted under the Omnibus Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such award to the Company or the participant differ from those consequences that were expected to occur on the date the award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Omnibus Plan.

Shares Available For Awards.  Subject to adjustment for changes in capitalization, the aggregate number of shares that would be available to be delivered pursuant to awards granted under the Omnibus Plan would be equal to (i) 6,000,000 plus (ii) any shares that remain or otherwise become available under the terms of the 2006 Plan following the date that the Omnibus Plan is approved by the Company’s stockholders (based on the applicable share limits in the 2006 Plan after adjustment to take into account the 4.85 for 1 stock split that occurred on October 30, 2006), of which 6,000,000 shares could be granted pursuant to ISOs.

If, after the effective date of the Omnibus Plan, any award granted under the Omnibus Plan or 2006 Plan were forfeited, or otherwise expired, terminated or were canceled without the delivery of all shares subject thereto, or were settled other than by the delivery of shares (including cash settlement), then the number of shares subject to such award that were not issued would not be treated as issued, and the aggregate number of shares that may be delivered pursuant the Omnibus Plan would be increased by the number of shares so forfeited, expired, terminated, canceled or settled. If shares issued upon exercise, vesting or settlement of an award, or shares owned by a participant (which are not subject to any pledge or other security interest), were surrendered or tendered in payment of the exercise price of an award granted under the Omnibus Plan or the 2006 Plan or any taxes required to be withheld in respect of an award granted under the Omnibus Plan or the 2006 Plan, in each case, in accordance with the terms and conditions of the Omnibus Plan or the 2006 Plan and any applicable award agreement, such surrendered or tendered shares would increase the aggregate number of shares that could be delivered pursuant to the Omnibus Plan, but would not increase the number of shares that could be delivered pursuant to ISOs granted under the Omnibus Plan.

Subject to adjustment for changes in capitalization, the maximum number of shares of our common stock that would be available for grant under the Omnibus Plan pursuant to awards settled in stock to any participant in any fiscal year would be 800,000. For awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that would be permitted to be paid to any participant under the Omnibus Plan in any fiscal year pursuant to such awards would be the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares that could be granted, as described in the preceding sentence. The maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered to any participant under the Omnibus Plan in any fiscal year pursuant to awards, the value of which is not determined by reference to the fair market value of our shares would be $20,000,000.

Changes in Capitalization.  In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off affecting the shares of our common stock, the Committee would, in order to preserve the value of the award and in the manner determined by the Committee, adjust any or all of (A) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted, including (1) the maximum aggregate number of shares of our common stock that could be delivered pursuant to awards granted under the Plan (including pursuant to ISOs) and (2) the maximum number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted to any participant in any fiscal year of the Company, and (B) the terms of any outstanding award, including (1) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate and (2) the exercise price, if applicable, with respect to any award.

If the Committee were to determine that any reorganization, merger, consolidation, combination, repurchase or exchange of shares of our common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of our common stock or other securities of the Company, or other similar corporate transaction or event would affect the shares of our common stock such that the Committee determines that an adjustment is appropriate or desirable, then the Committee could (A) in such manner as it would deem equitable or desirable, adjust any or all of (1) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, including (x) the maximum aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the Omnibus Plan (including pursuant to ISOs) and (y) the maximum number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted to any participant in any fiscal year of the Company, in each case, and (2) the terms of any outstanding award, including (x) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards would relate and (y) the exercise price, if applicable, with respect to any award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, including, in the case of an outstanding option or SAR, a cash payment to the holder of such option or SAR in consideration for the cancellation of such option or stock appreciation in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of our common stock subject to such option or SAR over the aggregate exercise price of such option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share of our common stock subject to such option or SAR without any payment or consideration therefor.

Substitute Awards.  The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired or with which we combined would not reduce the aggregate number of shares of our common stock available for awards under the Omnibus Plan, except that awards issued in substitution for ISOs would reduce the number of shares of our common stock available for ISOs under the Omnibus Plan.

Source of Shares.  Any shares of our common stock issued under the Omnibus Plan would consist, in whole or in part, of authorized and unissued shares or of treasury shares.

Eligible Participants.  Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or our affiliates would be eligible to participate in the Omnibus Plan. As of April 15, 2010, this class of persons numbered approximately 4,700.

Stock Options.  The Committee would be permitted to grant both ISOs and NSOs under the Omnibus Plan. The exercise price for options would not be less than the fair market value (as defined in the Omnibus Plan) of common stock on the grant date. The Committee would not reprice any option granted under the Omnibus Plan without the approval of our stockholders. All options granted under the Omnibus Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. It is intended that stock options would qualify as “performance-based compensation” under Section 162(m) of the Code.

Subject to the provisions of the Omnibus Plan and the applicable award agreement, the Committee would determine, at or after the grant of an option, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any option. Unless otherwise set forth in the applicable award agreement, each option would expire upon the earlier of (i) the tenth anniversary of the date the option was granted and (ii) 180 days after the participant who was holding the option ceased to be a director, officer, employee or consultant for us or one of our affiliates for any reason other than death (or six months following the participant’s death). The exercise price would be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the option (provided that there was a public market for our common stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to an option, was at least equal to such aggregate exercise price.

Stock Appreciation Rights.  The Committee would be permitted to grant SARs under the Omnibus Plan. The exercise price for SARs would not be less than the fair market value (as defined in the Omnibus Plan) of our common stock on the grant date. The Committee would not reprice any SAR granted under the Omnibus Plan without the approval of our stockholders. Upon exercise of an SAR, the holder would receive cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our common stock on the date of exercise of the SAR over the exercise price of the SAR. It is intended that SARs would qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Omnibus Plan and the applicable award agreement, the Committee would determine, at or after the grant of an SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.

Restricted Shares and Restricted Stock Units.  Subject to the provisions of the Omnibus Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Omnibus Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

An RSU would be granted with respect to one share of common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a stockholder (including the right to vote) in respect of such restricted shares. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the granting or vesting of such award would be conditioned on satisfaction of performance criteria and the other requirements described below in “Performance Compensation Awards” satisfied.

Performance Units.  Subject to the provisions of the Omnibus Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, shares of our common stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in “Performance Compensation Awards” would be satisfied.

Cash Incentive Awards.  Subject to the provisions of the Omnibus Plan, the Committee would be permitted to grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be satisfied.

Other Stock-Based Awards.  Subject to the provisions of the Omnibus Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be satisfied.

Dividends and Dividend Equivalents.  Subject to the provisions of the Omnibus Plan, the Committee would be permitted to provide participants with dividends or dividend equivalents in respect of awards other than options, SARs or cash incentive awards. The dividends or dividend equivalents could be payable in cash, shares of our common stock, other securities, other awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, (i) payment directly to the participant, (ii) withholding of such amounts by the Company subject to vesting of the award or (iii) reinvestment in additional shares of our common stock, restricted shares or other awards.

Performance Compensation Awards.  The Committee would be permitted to designate any award granted under the Omnibus Plan (other than ISOs, NSOs and SARs) as a performance compensation award to qualify such award as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

•	Recipients of Performance Compensation Awards. The Committee would, in its sole discretion, be required to designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period.

•	Establishment of Performance Compensation Award. When establishing a performance compensation award, the Committee, in its sole discretion, would determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any performance formula to be used to determine whether a performance compensation award is earned for the performance period.

•	Performance Criteria Applicable to Performance Compensation Awards. The performance criteria would be based on attainment of specific levels of performance of the Company or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing and would be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders’ equity, (F) return on investment or capital, (G) return on assets, (H) net assets, (I) level or amount of acquisitions, (J) share price, (K) market capitalization, (L) profitability and profit margins, (M) market share (in the aggregate or by segment), (N) revenues or sales (based on units or dollars), (O) costs (including bill of material costs), (P) cash flow, (Q) working capital, (R) cost per watt, (S) watts produced, (T) watts shipped, (U) watts per module, (V) conversion efficiency, (W) modules produced, (X) modules shipped, (Y) production throughput rates, (Z) solar project velocity, (AA) solar project volume, (BB) production yields, (CC) solar projects developed (number or watts), (DD) solar projects financed (by value or watts), (EE) solar projects sold (by value or watts), (FF) operation or maintenance contracts signed or maintained (by value or watts), (GG) production expansion build and ramp times, (HH) module field performance, (II) average sales price, (JJ) budgeted expenses (operating and/or capital), (KK) inventory turns, (LL) accounts receivable levels, (MM) completion of projects within a specified time frame, (NN) development of product, and (OO) installation of product. These performance criteria would be permitted to be applied on an absolute basis or relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria to be used for the performance period.

•	Modification of Performance Goals. The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period to the extent permitted under Section 162(m) of the Code, including (i) in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or extraordinary corporate item, transaction event or development affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or (ii) in recognition of, or in anticipation of , any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or the financial statements of any of its affiliates, subdivisions or operating units (to the extent applicable to such performance goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

•	Requirements to Receive Performance Compensation Awards. Except as otherwise permitted by Section 162(m) of the Code, to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would need to be employed by us on the last day of the performance period, the performance goals for such period would need to be satisfied and certified by the Committee and the performance formula would need to determine that all or some portion of the performance compensation award had been earned for such period.

•	Negative Discretion. The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained.

•	Limitations on Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the Omnibus Plan (i) be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, (ii) increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or (iii) increase a performance compensation award above the maximum amount payable under the Omnibus Plan.

•	Time and Form of Payment. Performance compensation awards granted for a performance period would be paid to participants as soon as administratively possible following Committee certification unless the Committee determined that payment of the award should be deferred. Performance compensation awards would be paid in the form established by the Committee based on the terms of the underlying award so designated (e.g., cash, restricted shares, RSUs, fully vested shares). The number of restricted shares, RSUs or shares determined to be equivalent to a dollar amount would be determined in accordance with a methodology to be specified by the Committee within the first 90 days of the relevant performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

Amendment and Termination of the Omnibus Plan.  Subject to any applicable law or government regulation, to any requirement that must be satisfied for the Omnibus Plan to be treated as a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NASDAQ or any successor exchange or quotation system on which the shares of our common stock are listed or quoted, the board of directors could amend, modify or terminate the Omnibus Plan without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the Omnibus Plan or increase the maximum number of shares of Company common stock that could be delivered pursuant to ISOs granted under the Omnibus Plan or (ii) change the class of employees or other individuals eligible to participate in the Omnibus Plan. No modification, amendment or termination of the Omnibus Plan that would materially and adversely impair the rights of any participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the Omnibus Plan, any waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

The Committee would be authorized to make adjustments in the terms and conditions of awards in the event of (i) any unusual or nonrecurring corporate event affecting us (including the occurrence of a change of control of us), any of our affiliates or our financial statements or the financial statements of any of our affiliates, or (ii) changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law were the Committee, in its discretion, to determine those adjustments were appropriate or desirable. Such adjustments could include (i) the substitution or assumption of awards, (ii) acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, (iii) provision of a period of time to exercise an award prior to the occurrence of such event, or (iv) in its discretion, the provision of a cash payment to the holder of an award in consideration for the cancellation of such award, subject to the limitations set forth in the Omnibus Plan prohibiting option repricing and the limitations applicable to the adjustment of performance compensation awards.

Change of Control.  The Omnibus Plan would provide that, unless otherwise provided in an award agreement, in the event of a change of control of the Company, unless provision is made in connection with the change of control for assumption of, or substitution for, awards previously granted:

•	Any options and SARs outstanding as of the date the change of control would become fully exercisable and vested, as of the date immediately prior to the change of control;

•	All performance units, cash incentive awards and other awards designated as performance compensation awards would be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained;

•	All other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of the date immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, except as more specifically enumerated in the Omnibus Plan’s definition, a change of control would occur on any of the following events:

•	During any period of 24 consecutive months, individuals who were members of the board at the beginning of such period cease at any time during such period for any reason to constitute at least a majority of the board;

•	The consummation of (i) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, (but in the case of this clause (y) only if voting securities of the Company are issued or issuable in connection with such transaction) or (ii) a sale or other disposition of all or substantially all the assets of the Company;

•	The approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet that does not otherwise constitute a change of control; or

•	The date that any legal person, corporation or other entity or group (as defined) other than any “specified shareholder” becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of that is equal to or greater than the greater of (x) 20% and (y) the percentage of the combined voting power of the voting securities beneficially owned directly or indirectly by the “specified shareholders” at such time. For this purpose, the “specified shareholders” are (i) the Estate of John T. Walton and its beneficiaries, (ii) JCL Holdings, LLC and its beneficiaries, (iii) Michael J. Ahearn and any of his immediate family, (iv) any legal person directly or indirectly controlled by any of the foregoing and (v) any trust for the direct or indirect benefit of any of the foregoing.

Term of the Omnibus Plan.  No award would be permitted to be granted under the Omnibus Plan after the tenth anniversary of the date the Omnibus Plan was approved by the Company’s stockholders.

Certain Federal Tax Aspects of the Omnibus Plan

The following summary describes the federal income tax treatment that would apply to awards under the Omnibus Plan. The summary is based on the law as in effect on April 15, 2010. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options.  Neither the grant nor the exercise of an ISO would result in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised would count as “alternative minimum taxable income” which, depending on the particular circumstances of the optionee, could result in liability for the “alternative minimum tax” or AMT. If the optionee did not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of a share of our common stock at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount recognized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain recognized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules could apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO were subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO would be exercised during employment with us or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment would result in the tax consequences described below for NSOs, except that special rules would apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs would be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options.  An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at the time of exercise, recognize ordinary income equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. A corresponding deduction would be available to the Company. If the NSO were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that any shares acquired upon exercise of an NSO are not subject to a substantial risk of forfeiture.

Stock Appreciation Rights.  The grant of SAR would result in no taxable income to the holder or a deduction to the Company. A holder of an SAR would, upon exercise, recognize taxable income equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the SAR is being exercised. If the SAR were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. To the extent the SAR is settled in shares of our common stock or property, any additional gain or loss recognized upon any later disposition of the shares or property would be capital gain or loss.

Restricted Stock Awards.  A participant acquiring restricted stock generally would recognize ordinary income equal to the fair market value of the shares on the date the shares are no longer subject to a substantial risk of forfeiture (and are freely transferable) unless the participant had elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the participant would recognize ordinary income on the date the shares were acquired. If the participant is an employee, such ordinary income generally would be subject to withholding and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the participant recognized ordinary income, would be taxed as a capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date.

Restricted Stock Units, Performance Units, Cash Incentive Awards, or Other Stock-Based Awards.  The grant of restricted stock units (RSUs), performance units, cash incentive awards or other stock-based awards would result in no taxable income to the participant or deduction to the Company. A participant awarded one of these awards would recognize ordinary income in an amount equal to the fair market value of the compensation issued to the participant on the settlement date. If the participant were an employee, such ordinary income generally would be subject to withholding and employment taxes. Where an award settled in the shares of our common stock or other property, any additional gain or loss recognized upon the disposition of such shares or property would be capital gain or loss.

Section 162(m).  Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit. In addition, stock options and SARs that would be awarded under the Omnibus Plan, although not Performance Compensation Awards under the Omnibus Plan, are intended to be eligible for this performance-based exception.

Section 409A.  Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options and SARs granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs that would be awarded under the Omnibus Plan are intended to be eligible for this exception.

Required Vote

Approval of the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” approval of the plan.

Recommendation

Our board of directors recommends a vote “FOR” approval of the 2010 Omnibus Incentive Compensation Plan.

PROPOSAL NO. 3
APPROVAL OF THE FIRST SOLAR, INC.
ASSOCIATE STOCK PURCHASE PLAN

General

The board of directors has adopted, subject to shareholder approval, the First Solar, Inc. Associate Stock Purchase Plan (the “SPP”) to provide eligible associates of the Company and its designated subsidiaries and affiliates with the opportunity to purchase shares of the common stock of our Company through payroll deductions. The SPP is intended to enable the Company and its designated subsidiaries and affiliates to attract and retain the best available personnel, to provide additional incentive to eligible associates, to promote the success of the Company’s business, and to increase shareholder value by further aligning the interests of the Company’s associates with the interests of the Company’s shareholders by providing an opportunity for them to benefit from stock price appreciation that generally accompanies improved financial performance. The SPP would provide for the issuance of purchase rights to participants that are intended to qualify under the provisions of Section 423 of the Code (which would afford U.S. participants certain tax advantages) and also would provide for the issuance of purchase rights that do not so qualify (which we would use, for example, in non-US jurisdictions where different rules would apply).

The SPP would make available 1,500,000 shares of our common stock for issuance to our eligible associates. We anticipate that the SPP share reserve would be sufficient for five years. Our board of directors believes that the potential dilution from equity issuances to be made under the Omnibus Plan is reasonable.

Summary of the SPP

The following is a summary of the principal features of the SPP. This description is qualified in its entirety by the terms of the SPP, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated by reference herein.

Administration.  The SPP would be administered by the compensation committee or another committee of the board as may be designated by the board, which would have the power and authority to determine the terms and conditions under which shares of our common stock would be offered during the term of the SPP, and to resolve all questions relating to the administration of the plan, as well as other powers and authorities as described in the SPP and below.

Eligibility.  The SPP would be open to associates of First Solar, Inc. and such other associates designated by the committee. We anticipate that this would result in most, but not all, of our associates becoming eligible to participate. Directors who are not associates of the Company would not be eligible to participate. As of April 15, 2010, approximately 4,700 associates are in the class of persons who could be eligible to participate in the SPP.

Purchase Price.  The price per share at which shares of our common stock would be sold under the SPP would be established by the committee, but may not be less than the lower of (i) 85% of the fair market value of the shares of our common stock on the date of commencement of the offering period and (ii) 85% of the fair market value of the shares of our common stock on the last date of the offering period. If the committee did not set a purchase price, the default purchase price would be 85% of the fair market value of the shares of our common stock on the last day of the offering period. The fair market value of the shares on a given date would be determined by the board of directors based upon the closing sale price of the shares on NASDAQ (or if the shares were no longer listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or if there were no sales on such date, the closest preceding date on which there were sales).

Offering Periods.  The SPP would operate by opening consecutive offering periods, the length of which would be established by the committee. The maximum length of an offering period would be 27 months, although it is anticipated the committee would seek to offer six month offering periods, two per calendar year. The maximum amount that a participant could contribute towards an offering period would be $10,000. The maximum number of shares that a participant could purchase would be 750 shares in any offering period. The maximum value of shares that a participant could purchase in any calendar year would be $25,000 (with share value measured on the first day of the offering period). During an offering period, the Company (or the employer affiliate) would deduct compensation from a participant’s pay. At the end of the offering period, the Company would automatically apply the funds to purchase shares at the purchase price. Notwithstanding the foregoing, no participant would be permitted to subscribe for shares under the SPP if, immediately after the commencement of the offering period, the participant would be treated as owning 5% or more of the voting power or value of all classes of stock of the Company. Participants could adjust their contribution rate during an offering period or withdraw from the period entirely in accordance with procedures which would be established by the committee. If a participant were to withdraw from an offering period, payroll deductions or contributions would not resume at the beginning of the succeeding offering period unless the participant completed the process for re-enrollment. In the event of a participant’s death, any accumulated payroll deductions not used to purchase shares of our common stock would be paid (and any shares credited) to the participant’s account would be transferred to the participant’s heirs or estate as soon as reasonably practicable following the participant’s death.

Amendment/Termination.  Subject to applicable law or stock exchange rules which may provide otherwise, the SPP may be amended or terminated by the board of directors without shareholder approval, except that any amendment or termination that would adversely affect outstanding rights under the SPP would require the consent of the affected participant.

Certain Federal Tax Consequences

The following summary describes the federal income tax treatment that would apply to awards under the SPP. The summary is based on the law as in effect on April 15, 2010. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Amounts deducted from a participant’s pay under the SPP would be part of the participant’s regular compensation and remain subject to federal, state and local income and employment withholding taxes. A participant would not recognize any additional income at the time the participant elected to participate in the SPP, or, in the case of purchase rights granted under the 423 component of the SPP, upon the purchases of shares under the SPP.

423 Component.  Rights to purchase shares of our common stock granted under the 423 component of the SPP are intended to qualify for favorable federal income tax treatment (and to be considered rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code). Under these rules, a participant would recognize no income upon the purchase of the shares until the shares were sold or otherwise disposed of.

If a participant were to dispose of shares purchased under the SPP within two (2) years after the first day of the offering period or within one year of the purchase of the shares (the “minimum holding period”), the participant would recognize ordinary income, equal to (i) the per-share fair market value of a share of our common stock on the purchase date minus the purchase price at the time of grant multiplied by (ii) the number of shares for which the purchase right is exercised. Neither the Company nor the associate would be required to recognize that compensation for purposes of calculating employment taxes.

If a participant were to dispose of the shares purchased under the SPP at any time after the expiration of the minimum holding period, the participant would recognize ordinary income at the time of such disposition in an amount equal to the lesser of (a) the fair market value of the shares at the time of such disposition over the amount paid for the shares, and (b) the excess of the fair market value of the shares as of the first day of the offering period over the purchase price (determined as of the first day of the offering period). In addition, the participant generally would recognize a capital gain or loss in an amount equal to the difference between the amount recognized upon the disposition of the shares and the participant’s “basis” in the shares.

The Company generally would not be allowed any additional deduction by reason of a participant’s purchase of shares under the SPP. However, if a participant disposes of the shares purchased under the SPP before the expiration of the minimum holding period, the Company would be entitled to a deduction in an amount equal to the compensation income recognized by the participant. If a participant were to dispose of shares purchased under the SPP after expiration of the minimum holding period, the Company would not receive any deduction for federal income tax purposes with respect to the shares purchased.

Non-423 Component.  If the purchase right is granted under the non-423 component of the SPP, then the participant would recognize ordinary income equal to (i) the per-share fair market value of a share of our common stock on the purchase date minus the purchase price multiplied by (ii) the number of shares for which the purchase right is exercised. A corresponding deduction would be available to the Company. In addition, the Company and the associate would be required to recognize that compensation for purposes of calculating employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Required Vote

Approval of the First Solar, Inc. Associate Stock Purchase Plan requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” approval of the plan.

Recommendation

Our board of directors recommends a vote “FOR” approval of the First Solar, Inc. Associate Stock Purchase Plan.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 25, 2010. During 2008 and 2009, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services.” Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 25, 2010 requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation

Our board of directors recommends a vote “FOR” the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 25, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our common stock to file with the Commission reports regarding their ownership and changes in ownership of our securities. We believe that, during the fiscal year ended December 26, 2009, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except that one Form 4 was filed late on behalf of Mary Beth Gustafsson, our executive vice president, general counsel and secretary.

In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors, executive officers and 10% stockholders.

OTHER MATTERS

It is not anticipated that any matters other than those described in this proxy statement will be brought before the annual meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2011 proxy statement must submit the proposal so that it is received by us no later than December 21, 2010. Commission rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Corporate Secretary, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

If a stockholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at next year’s annual meeting of stockholders, our bylaws require that the stockholder notify us in writing on or before March 3, 2011, but no earlier than February 1, 2011, to be included in our materials relating to that meeting. Proposals received after March 3, 2011 will not be voted on at the annual meeting. In addition, such proposal must also include, among other things, a brief description of the business desired to be brought before the annual meeting; the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting; the name and address, as they appear on the Company’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; the class or series and number of shares of the Company which are beneficially owned or owned of record by the stockholder and the beneficial owner; any material interest of the stockholder in such business; and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder’s notice must comply with additional provisions as set forth in our bylaws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would need to be disclosed in a proxy filing. Any such proposals should be directed to the Corporate Secretary at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The Audit Committee is comprised of three non-management directors, each of whom is independent as that term is defined in the NASDAQ Marketplace Rules and satisfies the audit committee independence standard under Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee was formed by a resolution of the board of directors on October 3, 2006 and held seven meetings during fiscal 2009. The Audit Committee operates under a written Audit Committee Charter that was approved by the Audit Committee and approved by the board.

The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended December 26, 2009 (the “Audited Financial Statements”). The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended by SAS 89 and SAS 90), as in effect on the date of this proxy statement.

PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers LLP the latter’s independence, including whether its provision of non-audit services compromised such independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee

J. Thomas Presby (Chair)
Craig Kennedy
Paul H. Stebbins

DIRECTIONS TO THE 2010 ANNUAL MEETING OF STOCKHOLDERS

From North

Take I-17 South towards Tucson. Merge onto I-10 East via the exit on the left towards Globe/Tucson. Exit at 40th Street. Turn right onto South 40th Street and left onto east Cotton Center Boulevard. Desert Willow will be on your left.

From Tucson (South)

Take I-10 West towards Phoenix and exit at Broadway Road. Turn left onto Broadway Road and left onto South 48th Street. Turn right onto East Cotton Center Boulevard, pass through 1 roundabout and Desert Willow will be on your right.

From East Valley

Take US-60 West, merge onto I-10 West and exit at Broadway Road. Turn left onto Broadway Road and left onto South 48th Street. Turn right onto East Cotton Center Boulevard, pass through 1 roundabout and Desert Willow will be on your right.

From West

Take I-10 East to 40th Street. Turn right onto 40th Street and turn left onto east Cotton Center Boulevard. Desert Willow will be on your left.

From Airport

Go East on East Sky Harbor Boulevard, and merge onto AZ-153 South towards AZ-143 / I-10. Take the University Drive exit on the left and bear left onto East University Drive. Merge onto AZ 143 South. Stay straight towards South 48th Street for 0.2 miles and turn right onto East Cotton Center Boulevard. Desert Willow will be on your right.

APPENDIX A

FIRST SOLAR, INC.

2010 OMNIBUS INCENTIVE COMPENSATION PLAN

Section 1.  Purpose.  The purpose of this First Solar, Inc. 2010 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of First Solar, Inc., a Delaware corporation (the “Company”), and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the First Solar, Inc. 2006 Omnibus Incentive Compensation Plan (the “Prior Plan”), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders, except that any awards granted under the Prior Plan shall remain in effect pursuant to their terms.

Section 2.  Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under the Plan (or, for purposes of the third and fourth sentences of Section 4, any award that is permitted under Section 6 of the Prior Plan and granted under the Prior Plan).

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award granted pursuant to Section 6(f).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (b)(iii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board or any Specified Shareholder;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction or (B) a sale or other disposition of all or substantially all the assets of the Company (each of the transactions referred to in clause (A) or (B) being hereinafter referred to as a “Reorganization”), unless, immediately following such Reorganization , (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act(or a successor rule thereto)) of Shares or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company or a Subsidiary), (2) no Person (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity and (y) any Specified Shareholder) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than any Specified Shareholder becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than the greater of (x) 20% and (y) the percentage of the combined voting power of the Company Voting Securities beneficially owned directly or indirectly by the Specified Shareholders at such time; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (D) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the closing per share sales price of the Shares (A) as reported by NASDAQ for such date or (B) if the Shares are no longer listed on NASDAQ, but are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation system.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(i).

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

“Performance Unit” means an Award under Section 6(e) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Plan” shall have the meaning specified in Section 1.

“Prior Plan” shall have the meaning specified in Section 1.

“Restricted Share” means a Share that is granted under Section 6(d) that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, $0.001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Specified Shareholder” means any of (a) the Estate of John T. Walton and its beneficiaries, (b) JCL Holdings, LLC and its beneficiaries, (c) Michael J. Ahearn and any of his immediate family, (d) any Person directly or indirectly controlled by any of the foregoing and (e) any trust for the direct or indirect benefit of any of the foregoing.

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Section 3.  Administration.  (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of NASDAQ or any successor exchange on which the Shares may be listed and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of NASDAQ or any successor exchange.

(b) Authority of Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification.  No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers.  The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

Section 4.  Shares Available for Awards; Cash Payable Pursuant to Awards.  (a) Shares and Cash Available. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to (i) 6,000,000 plus (ii) any Shares that remain or otherwise available under the terms of the Prior Plan following the date that the Plan is approved by the Company’s stockholders (based on the applicable Share limits in the Prior Plan after adjustment to take into account the 4.85 for 1 stock split effective October 30, 2006). The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 6,000,000. If, after the effective date of the Plan, any Award granted under the Plan or the Prior Plan (A) is forfeited or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto or (B) is settled other than by the delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award that were not issued with respect to such Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Exercise Price of an Award granted under the Plan or the Prior Plan or any taxes required to be withheld in respect of an Award granted under the Plan or the Prior Plan, in each case, in accordance with the terms and conditions of the Plan or the Prior Plan and any applicable Award Agreement, such surrendered or tendered Shares shall become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan. Subject to adjustment as provided in Section 4(b), (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan to any Participant in any fiscal year of the Company shall be 800,000, and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted under the Plan to any Participant in any fiscal year of the Company shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (1). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be $20,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events.  (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off, the Committee shall, in order to preserve the value of the Award and in the manner determined by the Committee, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem equitable or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (x) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case as provided in Section 4(a), and (2) the terms of any outstanding Award, including (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards.  Subject to the restrictions on “repricing” of Options and SARs as set forth in Section 7(b), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

(d) Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.  Eligibility.  Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

Section 6.  Awards.  (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) Performance Compensation Awards and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options.  (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price.  Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award

Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.  (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price or (3) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local and foreign income and employment taxes required to be withheld.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration.  Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) either (x) 180 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason other than the Participant’s death or (y) six months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates by reason of the Participant’s death. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs.  (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii) Exercise Price.  Except as otherwise established by the Committee at the time a SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Exercise.  A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv) Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any determination by the Committee that is made pursuant to this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(d) Restricted Shares and RSUs.  (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

(ii) Transfer Restrictions.  Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions.  Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Restricted Share or an RSU intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall provide that the restrictions of the Award lapse and/or vesting occurs (or the grant of the Award is contingent) upon the satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).

(e) Performance Units.  (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.

(ii) Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion that, depending on the extent to which they are met during a Performance Period, will determine, in accordance with Section 4(a), the number and value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units.  Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. A Performance Unit intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall provide that the restrictions of the Performance Unit lapse (or the grant of the Performance Unit is contingent) upon the satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).

(f) Cash Incentive Awards.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. A Cash Incentive Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall provide that the Award vests (or the grant of the Award is contingent) upon satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).

(g) Other Stock-Based Awards.  Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine. An Award under this Section 6(g) intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall provide that the Award vests (or the grant of the Award is contingent) upon satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) or otherwise).

(h) Dividends and Dividend Equivalents.  In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards.

(i) Performance Compensation Awards.  (i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(ii) Eligibility.  The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(i). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the types of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goals, (D) the kinds and levels of the Performance Goals that are to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria.  Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders’ equity, (F) return on investment or capital, (G) return on assets, (H) net assets, (I) level or amount of acquisitions, (J) share price, (K) market capitalization, (L) profitability and profit margins, (M) market share (in the aggregate or by segment),

(N) revenues or sales (based on units or dollars), (O) costs (including bill of material costs), (P) cash flow, (Q) working capital, (R) cost per watt, (S) watts produced, (T) watts shipped, (U) watts per module, (V) conversion efficiency, (W) modules produced, (X) modules shipped, (Y) production throughput rates, (Z) solar project velocity, (AA) solar project volume, (BB) production yields, (CC) solar projects developed (number or watts), (DD) solar projects financed (by value or watts), (EE) solar projects sold (by value or watts), (FF) operation or maintenance contracts signed or maintained (by value or watts), (GG) production expansion build and ramp times, (HH) module field performance, (II) average sales price, (JJ) budgeted expenses (operating and/or capital), (KK) inventory turns, (LL) accounts receivable levels, (MM) completion of projects within a specified time frame, (NN) development of product, and (OO) installation of product. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Modification of Performance Goals.  The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards.  (A) Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period; provided, however, that if the Committee so elects and such election causes the award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code it shall no longer be treated as a Performance Compensation Award under the Plan.

(B) Limitation.  Except as otherwise permitted by Section 162(m) of the Code for “qualified performance-based compensation”, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(i)(vi)(C) and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C) Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(i)(vi)(D).

(D) Negative Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

(E) Discretion.  Except as otherwise permitted by Section 162(m) of the Code for “qualified performance-based compensation”, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F) Timing of Award Payments.  The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(i)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(G) Form of Payment.  In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

Section 7.  Amendment and Termination.  (a) Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of employees or other individuals eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in the Exercise Price or a “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to Section 6(i)(v) and the penultimate sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

Section 8.  Change of Control.  Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

Section 9.  General Provisions.  (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards.  No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding.  The Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(e) Section 409A.  (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. In that regard if the application of Section 8 causes an Award determined by the Committee to be nonqualified deferred compensation (within the meaning of Section 409A of the Code) to become payable on a Change of Control which is not a “permissible payment date” (as described in § 1.409A-3) then for purposes of payment of such Award, no Change of Control shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with § 1.409A-3(i)(5)).

(ii) No Participant or creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases; provided, however, that unless specifically stated otherwise in the Award documentation, equity grants of the Company to any individual eligible for grants under this Plan shall be presumed to have been made under this Plan.

(h) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder.  No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other person, on the other hand. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(o) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(p) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(q) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Term of the Plan.  (a) Effective Date. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders.

(b) Expiration Date.  No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

EXHIBIT B

FIRST SOLAR, INC.

STOCK PURCHASE PLAN

1. Purpose.  The purpose of the Plan is to provide associates of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase Shares of the Company. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Component that do not qualify as an “employee stock purchase plan” under Section 423 of the Code pursuant to rules, procedures or subplans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Associates and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b) “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” shall (a) have the meaning set forth in the Subscription Agreement; provided, however, that, except in the case of a transaction described in subparagraph (d)(iii) below, any definition of Change of Control set forth in the Subscription Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company; or (b) if there is no definition set forth in a Subscription Agreement, mean the occurrence of any of the following events:

(i) during any period of 24 consecutive months, individuals who, as of the Effective Date, were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Effective Date whose appointment or election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose assumption of office after the Effective Date occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a ‘‘Person”) other than the Board or any Specified Shareholder; or

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (1) the Company or (2) any of its Subsidiaries, but in the case of this clause (2) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction or (B) a sale or other disposition of all or substantially all the assets of the Company (each of the events referred to in clause (A) or (B) being hereinafter referred to as a “Reorganization”), unless, immediately following such Reorganization, (x) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act) of Shares or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the ‘‘Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company or a Subsidiary), (y) no Person (excluding (i) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity and (ii) any Specified Shareholder) beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (z) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization,

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in Section 2(d)(ii) that does not otherwise constitute a Change of Control; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than any Specified Shareholder becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than the greater of (A) twenty percent (20%) and (B) the percentage of the combined voting power of the Company Voting Securities beneficially owned directly or indirectly by all the Specified Shareholders at such time; provided, however, that for purposes of this Section 2(d)(iv) only (and not for purposes of Sections 1(i)(i) through (iii)), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any Subsidiary, (2) any acquisition by any associate benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities and (4) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of Section 2(d)(ii).

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(f) “Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

(g) “Company” means First Solar, Inc., a Delaware corporation.

(h) “Compensation” means all base straight-time gross earnings, including regular base salary, overtime pay and regularly paid wage premiums (such as evening or shift premiums) but exclusive of commissions, income from stock options or equity benefits, amounts received for the exchange of options or equity benefits, bonuses and other compensation, unless otherwise determined by the Committee. For Participants outside the United States,

Compensation shall include 13th/14th month payments or similar concepts under local law. The Committee shall have the discretion to determine the application of this definition to Associates outside the United States.

(i) “Designated Affiliate” means any Affiliate selected by the Committee as eligible to participate in the Non-423 Component. For the avoidance of doubt, the Committee may not delegate this task to the Administrator.

(j) “Designated Subsidiary” means any Subsidiary selected by the Committee as eligible to participate in the 423 Component. For the avoidance of doubt, the Committee may not delegate this task to the Administrator.

(k) “Director” means a member of the Board.

(l) “Effective Date” has the meaning described in Section 24 hereof.

(m) “Eligible Associate” means (i) any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary or (ii) any individual who is treated as an active employee in the records of any Designated Affiliate. For purposes of participation in the 423 Component, the Committee may exercise its discretion to exclude from the definition of Eligible Associates those individuals whose customary employment with the Company or Designated Subsidiary is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract. The employment relationship shall be treated as continuing intact where an Eligible Associate transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the Exercise Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract. The Committee shall establish rules to govern other transfers into the 423 Component consistent with the applicable requirements of Section 423 of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(o) “Exercise Date” means the last Trading Day of each Offering Period.

(p) “Fair Market Value” means, with respect to the Shares, as of any date, (i) the closing per-share sales price of the Shares (A) as reported by NASDAQ for such date or (B) if the Shares are no longer listed on NASDAQ, but are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.

(q) “NASDAQ” means the National Association of Securities Dealers Automated Quotation Global Select system.

(r) “Offering Date” means the first Trading Day of each Offering Period.

(s) “Offering Period” means the period for the offer of the option as established by the Committee. In no event shall an Offering Period exceed 27 months. The duration and timing of Offering Periods may be changed pursuant to Section 4 hereof.

(t) “Parent” means a “parent corporation” of the Company whether now or hereinafter existing as defined in Section 424(e) of the Code.

(u) “Participant” means any Eligible Associate who participates in the Plan as described in Section 5 hereof.

(v) “Plan” means this First Solar, Inc. Stock Purchase Plan including both the 423 and Non-423 Components.

(w) “Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share on the Exercise Date. Such Purchase Price shall be established by the Committee prior to an Offering Period and shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Exercise Date for the relevant Offering Period. In the event the Committee shall not have set the Purchase Price for a particular Offering Period, such Purchase Price shall be a price equal to eighty-five percent (85%) of the Fair Market Value of a Share on the Exercise Date for the relevant Offering Period. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 16 hereof, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

(x) “Share” means a share of common stock of the Company, $0.001 par value, or such other security of the Company (i) into which such share shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 16 hereof.

(y) “Specified Shareholder” means any of (i) the Estate of John T. Walton and its beneficiaries, (ii) JCL Holdings, LLC and its beneficiaries, (iii) Michael J. Ahearn and any of his immediate family, (iv) any Person directly or indirectly controlled by any of the foregoing and (v) any trust for the direct or indirect benefit of any of the foregoing.

(z) “Subscription Agreement” means any written agreement, contract or other instrument or document evidencing that an Eligible Associate has elected to become a Participant in the Plan, which may, but need not, require execution by a Participant.

(aa) “Subsidiary” means a “subsidiary corporation” of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb) “Trading Day” means a day on which NASDAQ or, if the Shares are no longer listed on NASDAQ, but are listed on any other national stock exchange, a day on which such other national stock exchange on which the Shares are listed is open for trading.

3. Eligibility.  Any Eligible Associate on a given Offering Date shall be eligible to participate in the Plan. Any provisions of the Plan to the contrary notwithstanding, no Eligible Associate shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Associate (or any other person whose stock would be attributed to such Eligible Associate pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the Offering Date, which shall be the first Trading Day after the prior Offering Period’s Exercise Date, or on such other date as the Committee shall determine. Within the limitations set forth in Section 2(s), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.  An Eligible Associate may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a Subscription Agreement and/or any other forms and following any procedures for enrollment in the Plan as may be established by the Committee from time to time.

6. Payroll Deductions or Contributions.

(a) At the time a Participant completes any Subscription Agreement, enrollment form and/or procedure to enroll in the Plan, as provided in Section 5, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10% of the Compensation that he or she receives on each pay day during the Offering Period, provided, however, that no Participant may contribute in excess of $10,000 toward the purchase of Shares for any Offering Period. Eligible Associates participating in the Non-423 Component may contribute funds to participate in the Plan through other means specified by the Committee to comply with non-U.S. requirements; provided, however, that such contributions shall not exceed 10% of the Compensation received each pay day up to the $10,000 limitation described above, during the Offering Period. A Participant’s enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions or contributions, as applicable, for a Participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) Any payroll deductions or contributions made by a Participant shall be in whole percentages only.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Committee from time to time.

(e) Except to the extent necessary to comply with Section 423(b)(8) of the Code as described in Section 3 hereof, a Participant’s payroll deductions or contributions may not be increased or decreased during an Offering Period unless otherwise determined by the Committee in its discretion. The Participant may increase or decrease payroll deductions or contributions by completing any form or following any procedure established by the Committee from time to time, which change shall to be effective as of the next Offering Period.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s or its Subsidiary’s or Affiliate’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary or Affiliate, as applicable, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Associate. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary or Affiliate shall withhold taxes at the applicable statutory minimum withholding rates.

7. Grant of Option.  On the Offering Date of each Offering Period, each Eligible Associate participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Associate’s payroll deductions or contributions accumulated prior to such Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Eligible Associate be permitted to purchase during each Offering Period more than 750 Shares and provided further that such purchase shall be subject to the limitations set forth in Sections 3 and 14 hereof. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Associate may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of full Shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions or contributions in his or her account. No fractional Shares shall be purchased; any payroll deductions or contributions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall, at the discretion of the Committee, be returned to the Participant or be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by the Participant.

(b) No Participant is permitted to purchase shares under all employee stock purchase plans of the Company and its subsidiaries at a rate that exceeds $25,000 in fair market value of stock (determined at time the option is granted) for each calendar year in which any stock option is outstanding at any time.

(c) If the Committee determines that, on a given Exercise Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Exercise Date, the Committee may provide, in its sole discretion, that the Company shall make a pro-rata allocation of the Shares available for purchase on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Shares on such Exercise Date. The Company may make a pro-rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery.  As soon as reasonably practicable after each Exercise Date on which a purchase of Shares occurs, the Company shall arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her option in a form determined by the Committee.

10. Withdrawal.

(a) A Participant may decide not to exercise an option and opt to withdraw all, but not less than all, the payroll deductions or contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving notice in a form or manner prescribed by the Committee from time to time, except that no withdrawals shall be permitted for the period immediately preceding each Exercise Date as may be specified by the Committee in its discretion. All of the Participant’s payroll deductions or contributions credited to his or her account shall, at the discretion of the Committee, (i) be retained in Participant’s account and used to purchase Shares at the next Exercise Date or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period shall be terminated automatically, and no further payroll deductions or contributions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions or contributions shall not resume at the beginning of the succeeding Offering Period unless he or she completes the process to re-enroll in the Plan as prescribed by the Committee from time to time.

(b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which he or she has withdrawn.

11. No Right to Employment.  Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an associate of the Company, a Subsidiary, or an Affiliate, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

12. Termination of Employment.  Upon a Participant’s ceasing to be an Eligible Associate, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions or contributions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares under the Plan shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 17 hereof, and such Participant’s option shall be terminated automatically.

13. Interest.  No interest shall accrue on the payroll deductions or contributions of a Participant in the Plan. Notwithstanding the foregoing, if the Committee determines that, pursuant to applicable local law, interest is required to be accrued on the payroll deductions or contributions for Participants in the Non-423 Component, then the Committee shall cause such interest to accrue to the extent required by applicable local law.

14. Shares Available for Purchase under the Plan.

(a) Basic Limitation.  The aggregate number of Shares authorized for sale under the Plan is 1,500,000 Shares. The number of Shares that are subject to options under the Plan shall not exceed the number of Shares that then remain available for sale under the Plan. For avoidance of doubt, the limitation set forth in this section may be used to satisfy exercises of options under either the 423 Component or the Non-423 Component. The limitations of this section and Section 14(b) hereof shall be subject to adjustment pursuant to Section 15 hereof.

(b) Rights as an Unsecured Creditor.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly-authorized transfer agent of the Company), a Participant shall only have the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares.

(c) Sources of Shares Deliverable at Purchase.  Any Shares issued after purchase may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(d) Registration of Shares.  Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

15. Adjustments for Changes in Capitalization and Similar Events.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the maximum number of Shares that shall be made available for sale under the Plan, the maximum number of Shares that each Participant may purchase during each Offering Period (pursuant to Section 7), as well as the price-per-Share and the number of Shares covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this paragraph to the Administrator. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Committee shall notify each Participant in writing, at least ten (10) U.S. business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change of Control.  In the event of a merger or Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or Change of Control. The Committee shall notify each Participant in writing, at least ten (10) U.S. business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

16. Administration.

(a) Authority of the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Subscription Agreement or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Associates shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates, (iii) determine the terms and conditions of any option to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) amend an outstanding option or grant a replacement option for an option previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such option to the Company or the Participant differ from those consequences that were expected to occur on the date the option was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit options to be granted that have more favorable tax consequences other than initially anticipated, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Share issuances, which may vary according to local requirements. The Committee may assign any of its administrative tasks set forth in this paragraph to the Administrator, except that the Committee may not delegate the task of designating a Designated Affiliate or Designated Subsidiary. Furthermore, the Committee may not delegate its authority to make adjustments pursuant to Section 15(a) hereof.

(b) Committee Decisions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any option to purchase Shares granted under the Plan shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Designated Subsidiary or Designated Affiliate, any Participant, any Eligible Associate, or any beneficiary of such person, as applicable.

(c) Indemnification.  No member of the Board, the Committee, the Administrator or any associate of the Company, a Designated Subsidiary, or a Designated Affiliate (each such person, a ‘‘Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any option hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit, or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any enrollment form or procedure, and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit, or proceeding against such Covered Person; provided, however, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud, or willful criminal act or omission, or that such right of indemnification is otherwise prohibited by applicable law or by the Company’s certificate of incorporation or bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

17. Death.  Unless otherwise provided in an enrollment form or procedures established by the Committee from time to time, in the event of the Participant’s death, any accumulated payroll deductions and other contributions not used to purchase Shares shall be paid to and any Shares credited to his or her Plan account shall be transferred (according to Broker requirements) to Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death.

18. Transferability.  Neither payroll deductions nor contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

19. Use of Funds.  All payroll deductions or contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions except for deductions or contributions made to a Non-423 Component where, as determined by the Committee, applicable local law requires segregation of such amounts. Until Shares are issued, Participants shall only have the rights of an unsecured creditor, although Participants in the Non-423 Component may have additional rights where required under local law, as determined by the Committee.

20. Amendment and Termination.

(a) Subject to any applicable law or government regulation and to the rules of NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Board without the approval of the stockholders of the Company. For the avoidance of doubt, such tasks may not be delegated to the Administrator. Except as provided in Section 15 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled, inter alia, to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

21. Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, U.S. and non-U.S. and state and local provisions, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any payroll deductions or contributions shall be promptly refunded to the relevant Participant or beneficiary, as applicable.

(b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.

23. Share Issuance.  All Shares delivered under the Plan pursuant to the exercise of an option to purchase Shares shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, NASDAQ, or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may take whatever steps are necessary to effect such restrictions.

24. Term of Plan.  The Plan shall become effective upon its approval by the stockholders of the Company. Unless sooner terminated by the Board in accordance with Section 20 hereof, the Plan shall terminate on the earliest to occur of (a) the purchase of Shares on the last Exercise Date to occur before the tenth (10th) anniversary of the date on which the stockholders of the Company approve the Plan; or (b) the date on which all options are exercised in connection with a dissolution or liquidation pursuant to Section 15(b) hereof or a merger or asset sale pursuant to Section 15(c) hereof. No further options shall be granted or exercised, and no further payroll deductions or contributions shall be collected under the Plan following such termination.

25. Stockholder Approval.  The Plan will be subject to the approval by stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable law.

26. Severability.  If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

27. Governing Law.  Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

28. Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

First Solar.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 - Michael J. Ahearn	02 - Robert J. Gillette	03 - Craig Kennedy
04 - James F. Nolan	05 - William J. Post	06 - J. Thomas Presby
07 - Paul H. Stebbins	08 - Michael Sweeney	09 - José H. Villarreal

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09
☐	☐	☐	☐	☐	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 0 2 5 1 0 6 2

016C2D

Usingablackinkpen,markyourvoteswithanXasshowninXthisexample.Pleasedonotwriteoutsidethedesignatedarea s.AnnualMeetingProxyCard3PLEASEFOLDALONGTHEPERFORATION,DETACHANDRETURNTHEBOTTOMPORTIONINTHEENCLOSEDE NVELOPE.3AProposals—TheBoardofDirectorsrecommendsavoteFORallthenomineeslistedandFORProposals2,3and4 .1.ElectionofDirectors:01-MichaelJ.Ahearn02-RobertJ.Gillette03-CraigKennedy04-JamesF.Nolan05-William J.Post06-J.ThomasPresby07-PaulH.Stebbins08-MichaelSweeney09-JoséH.VillarrealMarkheretovoteFORallnomi neesMarkheretoWITHHOLDvotefromallnominees010203040506070809ForAllEXCEPT-Towithholdavoteforoneormoren ominees,marktheboxtotheleftandthecorrespondingnumberedbox(es)totheright.ForAgainstAbstainForAgainstA bstain2.ApprovaloftheadoptionoftheFirstSolar,Inc.20103.ApprovaloftheadoptionoftheFirstSolar,Inc.Asso ciateOmnibusIncentiveCompensationPlan.StockPurchasePlan.4.RatificationoftheappointmentofPricewaterho useCoopersLLPastheIndependentRegisteredPublicAccountingFirmforthefiscalyearendingDecember25,2010.BAu thorizedSignatures—Thissectionmustbecompletedforyourvotetobecounted.—DateandSignBelowPleasesignexa ctlyasname(s)appearshereon.Jointownersshouldeachsign.Whensigningasattorney,executor,administrator,co rporateofficer,trustee,guardian,orcustodian,pleasegivefulltitle.Date(mm/dd/yyyy)—Pleaseprintdatebel ow.Signature1—Pleasekeepsignaturewithinthebox.Signature2—Pleasekeepsignaturewithinthebox.1UPX02510 62016C2D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

First Solar.

Proxy — First Solar, Inc.

Solicited on Behalf of the Board of Directors for the Annual Meeting, June 1, 2010, Phoenix, Arizona

2010 Annual Meeting of First Solar, Inc. Stockholders
June 1, 2010, 9:00 a.m. (Local Time)
Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040

The undersigned hereby appoints Michael J. Ahearn, Robert J. Gillette, Jens Meyerhoff and Mary Beth Gustafsson (the "proxies"), or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of First Solar, Inc., to be held at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040, on June 1, 2010, at 9:00 a.m., or at any adjournment thereof as stated on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

3PLEASEFOLDALONGTHEPERFORATION,DETACHANDRETURNTHEBOTTOMPORTIONINTHEENCLOSEDENVELOPE.3Proxy—FirstSol ar,Inc.SolicitedonBehalfoftheBoardofDirectorsfortheAnnualMeeting,June1,2010,Phoenix,Arizona2010Annua lMeetingofFirstSolar,Inc.StockholdersJune1,2010,9:00a.m.(LocalTime)DesertWillowConferenceCenter,4340 EastCottonCenterBoulevard,Phoenix,Arizona85040TheundersignedherebyappointsMichaelJ.Ahearn,RobertJ.Gi llette,JensMeyerhoffandMaryBethGustafsson(the“proxies”),oranyofthem,withfullpowerofsubstitution,tore presentandtovotetheCommonStockoftheundersignedattheannualmeetingofstockholdersofFirstSolar,Inc.,tobe heldattheDesertWillowConferenceCenter,4340EastCottonCenterBoulevard,Phoenix,Arizona85040,onJune1,201 0,at9:00a.m.,oratanyadjournmentthereofasstatedonthereverseside.Youareencouragedtospecifyyourchoicesb ymarkingtheappropriateboxes,SEEREVERSESIDE,butyouneednotmarkanyboxesifyouwishtovoteinaccordancewitht heBoardofDirectors’recommendations.Theproxiescannotvoteyoursharesunlessyousignandreturnthiscard.